EXHIBIT 10.1


                                CREDIT AGREEMENT


                            Dated as of June 28, 1996


                                      among


                             RIVER BANK AMERICA and
                        the other Borrowers named herein,

                                                    Borrowers

                                       and

                               MARINE MIDLAND BANK

                                                    Lender







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                                TABLE OF CONTENTS


                                                                                Page

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I.  DEFINITIONS....................................................................1
         SECTION 1.01.  Certain Defined Terms......................................1
         SECTION 1.02.  Accounting Terms..........................................18

II.  THE LOANS....................................................................18
         SECTION 2.01.  Commitment................................................18
         SECTION 2.02.  Loans.....................................................18
         SECTION 2.03.  Notes; Repayment of Loans.................................19
         SECTION 2.04.  Interest on Loans.........................................19
         SECTION 2.05.  Alternate Rate of Interest................................20
         SECTION 2.06.  Payments and Computations.................................21
         SECTION 2.07.  Overdue Amounts...........................................21
         SECTION 2.08.  Prepayment of Loans.......................................21
         SECTION 2.09.  Extension of the Maturity Date............................22
         SECTION 2.10.  Change in Circumstances...................................23
         SECTION 2.11.  Indemnity.................................................25
         SECTION 2.12.  Taxes.....................................................25

III.  COLLATERAL SECURITY.........................................................27
         SECTION 3.01.  In General................................................27
         SECTION 3.02.  Filing and Recording......................................27

IV.  REPRESENTATIONS AND WARRANTIES...............................................28
         SECTION 4.01.  General...................................................28
         SECTION 4.02.  Controlled Properties.....................................34
         SECTION 4.03.  Pledged Loans.............................................39
         SECTION 4.04.  Visutton Co-operatives....................................40
         SECTION 4.05.  Co-operatives and Condominiums Generally..................42
         SECTION 4.06.  Secondary Collateral......................................44

V.  CONDITIONS OF BORROWING.......................................................44
         SECTION 5.01.  Contemporaneous Transactions..............................44
         SECTION 5.02.  Initial Borrowing.........................................44



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                                                                                Page

         SECTION 5.03.  Alden Park and Alta Murrieta Loan
                  Disbursements...................................................48

VI.  AFFIRMATIVE COVENANTS........................................................50
         SECTION 6.01.  Legal Existence...........................................51
         SECTION 6.02.  Businesses and Properties.................................51
         SECTION 6.03.  Insurance.................................................51
         SECTION 6.04.  Taxes.....................................................55
         SECTION 6.05.  Financial Statements, Reports, etc........................56
         SECTION 6.06.  Refinancings..............................................58
         SECTION 6.07.  ERISA.....................................................58
         SECTION 6.08.  Maintaining Records; Access to Properties and
                  Inspections; Right to Audit.....................................60
         SECTION 6.09.  Use of Proceeds...........................................60
         SECTION 6.10.  Environmental Laws........................................60
         SECTION 6.11.  Pay Obligations to Lender and Perform Other
                  Covenants.......................................................63
         SECTION 6.12.     Termination of Property Managers.......................63
         SECTION 6.13.     Co-operatives and Condominiums.........................63
         SECTION 6.14.  Further Assurances........................................64

VII.  NEGATIVE COVENANTS..........................................................64
         SECTION 7.01.  Liens.....................................................64
         SECTION 7.02.  Indebtedness..............................................65
         SECTION 7.03.  Sales of Assets...........................................66
         SECTION 7.04.  Consolidations and Mergers................................67
         SECTION 7.05.  Investments...............................................67
         SECTION 7.06.  Sales of Receivables......................................68
         SECTION 7.07.  Use of Proceeds...........................................68
         SECTION 7.08.  ERISA.....................................................68
         SECTION 7.09.  Accounting Changes........................................69
         SECTION 7.10.  Prepayment of Indebtedness; Dividends.....................69
         SECTION 7.11.  Transactions with Affiliates..............................69
         SECTION 7.12.  Modification of Documents.................................69
         SECTION 7.13.  Property Management.......................................69

VIII.  EVENTS OF DEFAULT..........................................................70

IX-A   FHLB LOAN.............................................................74
         SECTION 9A.01.  Conflicts................................................74
         SECTION 9A.02.  FHLB Representations.....................................74



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                                                                                Page

         SECTION 9A.03.  FHLB Covenants...........................................75
         SECTION 9A.04.  Mandatory Prepayment.....................................75

IX.  MISCELLANEOUS................................................................76
         SECTION 9.01.  Notices...................................................76
         SECTION 9.02.  Survival of Agreement.....................................77
         SECTION 9.03.  Successors and Assigns; Participations....................77
         SECTION 9.04.  Expenses; Indemnity.......................................78
         SECTION 9.05.  Applicable Law............................................79
         SECTION 9.06.  Right of Setoff...........................................80
         SECTION 9.07.  Payments on Business Days.................................80
         SECTION 9.08.  Waivers; Amendments.......................................80
         SECTION 9.09.  Severability..............................................81
         SECTION 9.10.  Entire Agreement; Waiver of Jury Trial, etc...............81
         SECTION 9.11.  Submission to Jurisdiction................................82
         SECTION 9.12.      Counterparts..........................................82
         SECTION 9.13.  Headings..................................................83
         SECTION 9.14.  Exercise of Cure Rights...................................83

X.  CROSS-GUARANTEES..............................................................83



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SCHEDULES

1.1               Collateral Properties, Owned Properties,
                  Controlled Properties, Pledged Loans
1.2               Secondary Collateral
2.01              Commitments
2.02              Initial Advances
2.04              Example of Pricing Option Application
4.01(f)           Litigation
4.01(o)           Subsidiaries
4.02(b)           Exceptions to Legal Compliance
4.02(c)           Exceptions to Environmental Compliance
4.02(f)           Rent Roll
4.02(g)           Management and Leasing Agreements
4.03(b)           Pledged Loan Documents
4.03(c)           Defaults under Pledged Loan Documents
4.03(d)           Fulton Rent Rolls
4.04(a)           Visutton Offering Plans
4.04(c)           Visutton Unsold Units
4.04(h)           Bonds, Security Deposit, Letters of Credit, Etc.
4.05(a)           York/Elizabeth Offering Plans
4.05(c)           York/Elizabeth Unsold Units
7.03              Release Price Schedules
9A.02             Letter to FHLB


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                                CREDIT AGREEMENT

                  CREDIT AGREEMENT dated as of June 28, 1996, among RIVER BANK AMERICA, a New York banking corporation, 260 WEST SUNRISE CORP., a New York corporation, KIRKHAM STOWE, INC., a California corporation, HESTER PROPERTY CORP., a New York corporation, ACACIAS-MURRIETA, INC., a California corporation, OLD CROW CANYON OFFICE, INC., a California corporation, and R.R. IRVINGTON ASSOCIATES, L.P., a New York limited partnership, each having offices c/o RB Management Company, 645 Fifth Avenue, New York, New York 10022 (each individually, a "Borrower" and, collectively, "Borrowers"); and MARINE MIDLAND BANK, a New York banking corporation having an office at One MMB Center, Buffalo, New York 14203 ("Lender").


                              W I T N E S S E T H :


                  WHEREAS, Borrowers have applied to Lender for loans up to an aggregate principal amount of $99,060,000.

                  WHEREAS, Lender is willing to extend such loans to Borrowers subject to the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:


I.  DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

                  "Adjusted LIBOR" shall mean, with respect to any Interest Period for any Loan, a rate per annum (rounded to the nearest 1/10 of 1%) determined by Lender to be equal to sum of (1) the quotient of (a) LIBOR for such Interest Period, divided



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by (b) one minus the LIBOR Reserve Requirement; plus (2) the
Interest Margin.

                  "Adjusted Prime Rate" shall mean a rate per annum equal to the Prime Rate plus the Interest Margin.

                  "Affiliate" shall mean, with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "AJM Loan" shall mean the Loan to River Bank in the maximum principal amount of $3,175,000 secured by, among other things, the Pledged Loan relating to the Anita Terrace Apartments, James Monroe Apartments and the Van Buren Apartments.

                  "Alden Park Loan" shall mean the Loan to River Bank in the maximum principal amount of $42,750,000 secured by, among other things, the Pledged Loan relating to the Alden Park Property.

                  "Alden Park Property" shall mean the real property owned by Eastview and commonly known as the Alden Park Apartments, 5500 Wissahickon Avenue, Philadelphia, Pennsylvania.

                  "Applicable Laws" shall have the meaning assigned to such term in Section 4.02(b) hereof.

                  "Alta Murrieta Loan" shall mean the Loan to Acacias-Murrieta, Inc. in the maximum principal amount of $7,500,000 secured by, among other things, the Mortgages encumbering the Alta Murrieta Property.

                  "Alta Murrieta Property" shall mean the real property owned by Acacias-Murrieta, Inc. at Alta Murrieta and Avenida
Acacias Avenues, Hot Springs, California.




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                  "Board" shall mean the Board of Governors of the Federal
Reserve System of the United States.

                  "Borrowers" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to an Adjusted LIBOR Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Proceeds" shall mean the cash proceeds received by, or paid to or for the benefit of, a Loan Party or Subsidiary in connection with a Capital Transaction after payment of all reasonable costs and expenses which are approved by Lender and are payable in connection with such Capital Transaction, including (a) all approved brokers' commissions, loan fees, loan payments, repayments of indebtedness, other closing costs, (b) the cost of any alteration, improvement, restoration, or repair necessitated by or incurred in connection with such Capital Transaction and (c) the funding of any reserves required to be funded pursuant to applicable Pledged Loan Documents or a Collateral Property Lockbox Agreement. Lender may pre-approve certain expenses in connection with asset sales by listing same on the Release Price Schedule for the subject asset, if any.

                  "Capital Transaction" shall mean a transaction pursuant to which (a) assets of a Loan Party or Subsidiary are sold, (b) any Loan Party or Subsidiary incurs, creates or assumes Indebtedness, (c) any treasury stock of River Bank is sold or any stock of River Bank is issued, (d) insurance proceeds are recovered by a Loan Party or Subsidiary in respect of any damage or destruction, (e) amounts are paid or payable to a Loan Party or Subsidiary in connection with any taking by condemnation or eminent domain or other similar proceeding; or (f) any other transaction which, in accordance with GAAP, is considered capital in nature.




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                  "Cash Available for Principal Reduction" shall have the
meaning assigned to such term in the Master Account Agreement.

                  "Certificate of Occupancy" shall have the meaning assigned to such term in Section 4.02(b) hereof.

                  "Closing Date" shall mean the date of the first borrowing under this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all collateral and security as described in the Security Documents.

                  "Collateral Assignment of Loan" shall mean a pledge and security agreement, dated as of the date hereof, and granted to Lender by River Bank, together with such other documents as Lender may require in order to grant to Lender a perfected security interest in a Pledged Loan, as amended, modified or supplemented from time to time. Each Collateral Assignment of Loan secures the obligations of River Bank under its Notes and this Agreement, and requires that River Bank irrevocably direct its Ultimate Borrower to pay all amounts due to River Bank directly into the applicable Collateral Property Lockbox Account.

                  "Collateral Properties" shall mean, collectively, the properties listed on Schedule 1.1 hereto.

                  "Collateral Property Lockbox Accounts" shall mean the blocked account for each Collateral Property established and maintained pursuant to the Collateral Property Lockbox Agreement for such Collateral Property.

                  "Collateral Property Lockbox Agreement" shall mean a cash collateral account and security agreement dated as of the date hereof and granted to Lender by a Borrower, as amended, modified or supplemented from time to time. Each Collateral
Property Lockbox Agreement secures the applicable Borrower's obligations under its Note and this Agreement.




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                  "Commercial Space" shall mean 103-27/39 Queens Boulevard,
Queens, New York.

                  "Commitment" shall mean the Commitment of Lender as set forth in Section 2.01, as adjusted from time to time pursuant to this Agreement.

                  "Condominiums" shall mean, collectively, the Elizabeth Condo and the York Condo.

                  "Controlled Owners" shall mean, collectively, the Owner Borrowers, Eastview and Royal York Associates, L.P., a New York limited partnership.

                  "Controlled Properties" shall mean, collectively, the properties listed as "controlled" on Schedule 1.1 hereto.

                  "Co-op and Condo Laws" shall mean all governmental laws, rules and regulations pertaining, directly or indirectly, to the operation, maintenance and sale of co-operatives and condominium units, including without limitation, any filings with or pursuant to the rules, regulations or requirements of the Department of Law, Bureau of Real Estate Finance, State of New York in effect on the date hereof.

                  "Co-operative Corporations" shall mean Anita Terrace Apartment, James Monroe Apartments, Van Buren Apartments and the residential unit of the York Condo.

                  "Crow Canyon Property" shall mean the real property owned by Old Crow Canyon Office, Inc. and commonly known as 2500
Old Crow Canyon Road, San Ramon, California.

                  "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Default Rate" shall mean the lesser of (a) a rate per annum equal to four percent (4%) in excess of the Adjusted Prime Rate, and (b) the maximum rate permitted by law.




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                  "Deposit" shall mean all deposits and downpayments, together with interest thereon, made by a purchaser in connection with a Purchase Agreement or other document delivered in connection therewith, including without limitation, any payment for special work or items.

                  "dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

                  "Eastview" shall mean Eastview Realty Associates, L.P., a New Jersey limited partnership.

                  "Elizabeth Condo" shall mean The Royal Elizabeth Condominium, a condominium located at 80 Elizabeth Street, New York, New York.

                  "Environmental Claim" shall mean any written notice received by a Borrower of violation, claim, demand, abatement or other order by any governmental authority or any person for bodily injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Hazardous Material at, in, by or from any of the Controlled Properties, (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any of the Controlled Properties (other than Routine Uses in compliance with Environmental Laws) or (iii) the violation, or alleged violation by Borrowers or any of the Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the Controlled Properties, under any applicable Environmental Law.

                  "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42
U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and


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Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water
Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2701 et. seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with any of Borrowers or any subsidiary of any thereof would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

                  "Events of Default" shall have the meaning assigned to such term in Article VIII hereof.

                  "FHLB" shall mean the Federal Home Loan Bank of New
York.

                  "FHLB Loan" shall mean the Loan to River Bank in the principal amount of $7,200,000.

                  "FHLB Stock" shall mean all capital stock in FHLB held by River Bank.

                  "FHLB Stock Certificate" shall mean the certificate(s) evidencing the FHLB Stock.

                  "First Extension Period" shall have the meaning assigned to such term in Section 2.09 hereof.




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                  "First Mortgage" shall mean a first mortgage and/or deed of trust, dated as of the date hereof, and granted to or for the benefit of Lender by an Owner Borrower, as amended, modified or supplemented from time to time. Each First Mortgage granted by an Owner Borrower secures such Owner Borrower's Note.

                  "Fulton Loan" shall mean the Loan to River Bank in the maximum principal amount of $7,650,000 secured by, among other things, the Pledged Loan relating to the Fulton Property.

                  "Fulton Property" shall mean the real property owned by Washington Group LLC and commonly known as 39 Main Street, Brooklyn, New York.

                  "GAAP" shall have the meaning assigned to such term in Section
1.02 hereof.

                  "General Security Agreement" shall mean the Enhancement Collateral Pledge and Security Agreement with respect to the Secondary Collateral, dated as of the date hereof, and granted to Lender by River Bank and various Subsidiaries, as amended, modified or supplemented from time to time.

                  "Grantors" shall mean, collectively, the owners of the Secondary Collateral.

                  "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or
(iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation.




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                  "Hartz Irvington Property" shall mean the real property
owned by RR Irvington Associates, L.P. and commonly known as 100
Cyrus Field Road, Irvington, New York.

                  "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

                  "HPC" shall mean Hester Property Corp.

                  "Impositions" shall mean all real estate taxes, personal property taxes, betterments, assessments (general and special), imports, levies, water, utility and sewage charges, any and all income, franchise, withholding, profits and gross receipts taxes, all other taxes and public charges, imposed upon or assessed against a Controlled Owner or a Controlled Property or upon the revenues, rents, issues, income and profits of use or possession thereof, any stamp or other taxes which may be required to be paid with respect to any of the Loan Documents, any of which might, if unpaid, result in a Lien on the Controlled Properties, regardless to whom paid or assessed, any assessment, license fee, license tax, business license fee or tax, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any governmental authority having the direct power to tax, or any school, architectural, lighting, drainage or other improvement or special assessment district thereof, against any legal or equitable interest in the Controlled Properties.

                  "Indebtedness" shall mean, with respect to any person, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the


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deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person (other than redeemable preferred stock of River bank existing on the date hereof).

                  "Indemnitees" shall have the meaning assigned to such term in Section 9.04(b) hereof.

                  "Interest Margin" shall mean, with respect to any Loan, the amounts set forth below for the periods indicated:

                                            LIBOR                 Prime Rate
Period                                  Interest Margin         Interest Margin

From the Closing Date through
December 31, 1996                           + 1.75%                   - 0.50%

January 1, 1997 through
June 30, 1997                               + 2.00%                   - 0.25%

July 1, 1997 through
December 31, 1997                           + 2.25%                     0%

January 1, 1998 through
June 30, 1998                               + 2.50%                   + 0.25%

July 1, 1998 through
June 30, 1999                               + 2.75%                   + 0.50%




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First Extension Period                       + 3.00%                   + 0.75%

Second Extension Period                      + 3.25%                   + 1.00%

                  "Interest Payment Date" shall mean the first Business Day of each calendar month, commencing August 1, 1996.

                  "Interest Period" shall have the meaning assigned to such term in Section 2.04(c).

                  "Leases" shall have the meaning assigned to such term in
Section 4.02(f) hereof.

                  "Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "LIBOR" shall mean the rate of interest that Lender, on the first day of the applicable Interest Period, pays at its London office, on Eurodollar deposits from leading banks in London interbank market in principal amounts of $1,000,000 or more.

                  "LIBOR Reserve Requirement" shall mean the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained by Lender, if any, during such time period under Regulation D against "Eurocurrency Liabilities" (as such term is used in Regulation D), but without benefit of or credit for proration, exemptions or offsets that might otherwise be available to Lender from time to time under Regulation D. Without limiting the affect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by Lender against (i) any category of liabilities that includes deposits by reference to which Adjusted LIBOR is to be determined or (ii) any category of extension of credit or other assets that include loans where interest is determined at LIBOR.

                  "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other


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title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

                  "Loan" shall mean a Loan made pursuant to Section 2.01 hereof. "Loans" shall mean, collectively, all the Loans made pursuant to Section 2.01 hereof.

                  "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument, or agreement now or hereafter delivered to Lender in connection herewith or therewith.

                  "Loan Parties" shall mean, collectively, Borrowers, RB Alden Corp., the Grantors and any other Subsidiary that is a party to a Loan Document.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Master Account" shall have the meaning assigned to such term in the Master Account Agreement.

                  "Master Account Agreement" shall mean the master cash collateral agreement, dated as of the date hereof, among Borrowers and Lender, as amended, modified or supplemented from time to time.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of any Borrower, (ii) the ability of any Borrower to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, Lender under any Loan Document or (iv) Lender's Lien on any material portion of the Collateral or the priority of such Lien.




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                  "Maturity Date" shall mean June 30, 1999, subject to extension as provided in Section 2.09.

                  "Mortgages" shall mean, collectively, the First
Mortgages and the Second Mortgages.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "New Alden Park Building Loan Agreement" shall mean Building Loan Agreement between Eastview and River Bank of even date herewith.

                  "Notes" shall mean the Notes of Borrowers, executed and delivered as provided in Section 2.03, as amended, modified or supplemented from time to time.

                  "Obligations" shall mean all obligations, liabilities and Indebtedness of Borrowers to Lender, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including, without limitation, all obligations, liabilities and Indebtedness of the Loan Parties with respect to the Security Documents and other Loan Documents, the principal of and interest on the Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of Borrowers to Lender hereunder or under any one or more of the other Loan Documents, including, without limitation, all fees, costs, expenses and indemnity obligations hereunder and thereunder.

                  "Offering Plans" shall mean the offering plans for the Condominiums and the Co-operative Corporations, as amended.

                  "Other Taxes" shall have the meaning assigned to such term in
Section 2.12(b) hereof.

                  "Owned Properties" shall mean, collectively, the properties listed as "owned" on Schedule 1.1 hereto.

                  "Owner Borrowers" shall mean, collectively, the Borrowers other than River Bank.




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                  "Partnership Pledge" shall mean a partnership pledge and
security agreement, dated as of the date hereof, and granted to Lender by RB Alden Corp. with respect to its general partnership interest in Eastview, as amended, modified or supplemented from time to time. The Partnership Pledge secures Borrowers' obligations under this Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

                  "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

                  "Permits" shall have the meaning assigned to such term in
Section 4.18 hereof.

                  "person" shall mean any natural person, corporation, business trust, association, company, joint venture, partnership, limited liability company or government or any agency or political subdivision thereof.

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of Borrowers or any ERISA Affiliate.

                  "Pledged Loans" shall mean, collectively, the loans secured by the Collateral Properties, which Pledged Loans are pledged to Lender pursuant to the Collateral Assignments of Loan and are more particularly described in
Schedule 1.1 hereto.

                  "Pledged Loan Documents" shall mean, collectively, the Pledged Notes and the other documents evidencing or securing the Pledged Loans, which Pledged Loan Documents are pledged to Lender pursuant to the Collateral Assignments of Loan and are listed on Schedule 4.03(b) annexed hereto.

                  "Prime Rate" shall mean the rate of interest publicly announced by Lender from time to time as its prime rate and being a base rate for calculating interest on certain loans. The Prime Rate shall mean such rate as Lender announces periodically as its


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prime rate and may not necessarily be the lowest rate charged by
Lender.

                  "Purchase Agreement" shall mean that certain Purchase of Assets and Liability Assumption Agreement between River Bank and Lender, dated as of December 17, 1995.

                  "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in any Environmental Laws, and shall include any "Threatened Release," as defined in any Environmental Laws.

                  "Release Price Schedule" shall have the meaning assigned to such term in Section 7.03 hereof.

                  "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any Controlled Property, including, without limitation, with respect to Hazardous Materials and the Release thereof.

                  "Rent Rolls" shall have the meaning assigned to such term in
Section 4.02(f) hereof.

                  "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(c) of ERISA.

                  "River Bank" shall mean River Bank America, a banking corporation organized and existing under the laws of the State of New York, together with its successors and assigns.

                  "Routine Use" shall mean the use of Hazardous Materials at a Collateral Property in connection with the routine operation thereof, including cleaning and maintenance fluids, office supplies and other similar items, in each case used in accordance with, and so as not to cause a violation of, Environmental Laws,


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and in quantities and in a manner which are consistent with such routine use and do not violate Environmental Laws.

                  "Royal York Loan" shall mean the Loan to River Bank in the maximum principal amount of $11,400,000 secured by, among other things, the Pledged Loan relating to the York Condo.

                  "RYP" shall mean Royal York Properties, Inc.

                  "Scenic View Property" shall mean the real property owned by Kirkham Stowe, Inc. at the corner of Stowe & Kirkham in Poway, California.

                  "Second Extension Period" shall have the meaning assigned to such term in Section 2.09 hereof.

                  "Second Mortgage" shall mean a second mortgage and/or deed of trust, dated as of the date hereof, and granted to or for the benefit of Lender by an Owner Borrower, as amended, modified or supplemented from time to time. Each Second Mortgage granted by an Owner Borrower secures such Owner Borrower's obligations under this Agreement (other than its obligations under its Note).

                  "Secondary Collateral" shall mean the Collateral covered by the General Security Agreement including, without limitation, the Collateral described in Schedule 1.2 annexed hereto.

                  "Security Documents" shall mean the Mortgages, the Collateral Assignments of Loan, the Collateral Property Lockbox Agreements, the General Security Agreement, the Partnership Pledge, the Stock Pledge, the Master Account Agreement and each other agreement now existing or hereafter created providing security for the payment or performance of any Obligations.

                  "Senior Executive" shall mean any vice president or president, chief financial officer, controller or other senior executive of River Bank or RB Management Company, in their capacity as an officer and not as an individual.




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                  "Similarly Situated Borrowers" shall mean other borrowers of
Lender with loans from Lender having LIBOR-based pricing options.

                  "Stock Pledge" shall mean a stock pledge and security agreement, dated as of the date hereof, and granted to Lender by Rivercity Realty Corp. with respect to its stock in Royal York Properties, Inc., as amended, modified or supplemented from time to time. The Stock Pledge secures Borrowers' obligations under this Agreement.

                  "Subsidiaries" shall mean, collectively, the direct and indirect subsidiaries of River Bank that own any material assets, which subsidiaries are listed in Schedule 4.01(o) annexed hereto.

                  "Sunrise Property" shall mean the ground leasehold owned by 260 West Sunrise Corp. and commonly known as 260 West
Sunrise Highway, Valley Stream, New York.

                  "Taxes" shall have the meaning assigned to such term in
Section 2.13(a) hereof.

                  "Transactions" shall mean, collectively (a) the transactions contemplated by this Agreement, and (b) the transactions contemplated by the Purchase Agreement.

                  "Ultimate Borrower" shall mean a borrower under a Pledged Loan.

                  "Unsold Spaces" shall mean the unsold parking spaces in the Co-operative Corporations or the Condominiums owned by an Owner Borrower or pledged to a Borrower in connection with a Pledge Loan.

                  "Work" shall have the meaning assigned to such term in Section
5.03 hereof.

                  "Unsold Units" shall mean the unsold units and unsold apartments in the Co-operative Corporations or Condominiums listed on Schedule 4.04(c) owned by an Owner Borrower or pledged to a Borrower in connection with a Pledged Loan.




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                  "York Associates" shall mean  Royal York Associates,
L.P.

                  "York Condo" shall mean The Royal York Condominium, a condominium located at 420 East 64th Street and 425 East 63rd Street, New York, New York.

                  "York Co-op" shall mean the residential unit (consisting of 86,865 shares allocated to 496 apartments) of the York Condo.

                  SECTION 1.02. Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof ("GAAP"); provided, however, that each reference in Article VII hereof, or in the definition of any term used in Article VII hereof, to GAAP shall mean GAAP as in effect on the date hereof.


II.  THE LOANS

                  SECTION 2.01. Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make a Loan to each Borrower in the maximum principal amount for each Borrower set forth on Schedule 2.01 annexed hereto.

                  SECTION 2.02. Loans. The Loans shall be made by Lender on the Closing Date against delivery of Notes, payable to the order of Lender, as referred to in Section 2.03. The principal amount of each Loan to be advanced on the Closing Date is set forth on Schedule 2.02 annexed hereto. The portion of the Alden Park Loan not advanced on the Closing Date shall be disbursed subject to and in accordance with Section 5.03. The portion of the Alta Murrieta Loan not advanced on the Closing Date shall be disbursed subject to and in accordance with Section 5.03.




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                  SECTION 2.03.  Notes; Repayment of Loans.  (a)  Each
Loan shall be evidenced by a single Note in a principal amount equal to the Commitment for such Loan, duly executed on behalf of the applicable Borrower, dated the Closing Date.

                  (b) To the extent not previously paid, the principal balance of, and all accrued and unpaid interest on, the Loans, and all other sums payable under the Loan Documents, shall become due and payable on the Maturity Date. Each Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.04.

                  SECTION 2.04.  Interest on Loans.  (a) Borrowers may
from time to time elect to have either of the following pricing options apply to the outstanding principal balance of the Loans: (i) Adjusted LIBOR (if available to Lender) or (ii) the Adjusted Prime Rate; provided, however, that during the continuance of an Event of Default, Borrowers shall not have the right to select the Adjusted LIBOR pricing option. If at any time more than one pricing option is in effect, then, notwithstanding any contrary request or direction by Borrower, each pricing option shall be allocated among all Loans on a pro rata basis, so that the principal balance of any particular Loan to which such pricing option applies shall bear the same proportion to the entire outstanding principal balance of that Loan as the principal balance of the Loans (in the aggregate) to which such pricing option applies bears to the outstanding principal balance of the Loans (in the aggregate). An example of such application of pricing options to the Loans is set forth in Schedule 2.04 annexed hereto.

                  (b) Borrowers shall elect to have one of the foregoing pricing options apply to the outstanding principal balance of the Loans by providing written notice of such election to Lender. In the case of an election to have all or any portion of the Loans bear interest at Adjusted LIBOR, Borrowers shall notify Lender (by telephone followed by prompt written confirmation of such election), such notice to be received by Lender by 11:00 a.m. (Eastern time) not less than two (2) Business Days prior to the effective date of such rate in the principal amount of the Loan.




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                  (c) If Borrowers elect to have all or any portion of the Loans bear interest at Adjusted LIBOR, Borrowers shall also select an interest period (an "Interest Period") of 30, 60, 90, 120 (to the extent available), 180 or 360 (to the extent available) days and, during that period, any prepayment of the affected portion of the Loans shall be made subject to the provisions of Section
2.11. At the expiration of such Interest Period, Borrowers may, by notice to Lender (by telephone followed by prompt written confirmation), such notice to be received by Lender by 11:00 a.m. (Eastern time) not less than two (2) Business Days prior to the expiration of such Interest Period, select either Adjusted LIBOR for an additional time period or a rate equal to the Adjusted Prime Rate from time to time. In no event shall any Interest Period selected for the application of Adjusted LIBOR extend beyond the Maturity Date. If Borrowers fail to make timely selection (or continuation) of a pricing option or Interest
Period with respect to all or any portion of the Loans, then, subject to Section
2.05 and the other provisions of this Section 2.04, Borrower shall be deemed to have selected that such portion bear interest at Adjusted LIBOR for a 30-day Interest Period.

                  (d) No more than three pricing options for the Loans (in the aggregate) shall be available at any one time.

                  (e) Whenever the Adjusted Prime Rate option is in effect, the Interest Rate payable by the undersigned shall change simultaneously with each change in the Prime Rate.

                  (f) Following an Event of Default, the outstanding principal balance of each Loan shall bear interest at the Default Rate.

                  SECTION 2.05. Alternate Rate of Interest. If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for Lender to make or maintain any Loan at Adjusted LIBOR, or if Adjusted LIBOR is not available to Lender when selected by Borrowers, then, by written notice to Borrowers, Lender may require that all outstanding Loans bear interest at the Adjusted Prime Rate, in which event all Loans shall bear interest at the Adjusted Prime


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Rate until further notice to Borrowers; provided, however, that such requirement may not be imposed against Borrowers by Lender in a discriminatory manner vis-a-vis other Similarly Situated Borrowers. Each determination by Lender made hereunder shall be conclusive absent manifest error.

                  SECTION 2.06. Payments and Computations. Interest on each Loan shall be payable in arrears on the first Business Day of each calendar month and on the Maturity Date. Each payment hereunder and under any instrument delivered hereunder (other then payments made by application of amounts on deposit in the Master Account or any Collateral Property Lockbox Account) shall be made not later than 2:00 p.m. (New York City time) for credit on the day when due in lawful money of the United States to Lender at its offices at One MMB Plaza, Buffalo, New York 14203 in immediately available funds. All rates of interest shall be computed on the basis of a 360-day year, applied to the actual number of days elapsed.

                  SECTION 2.07. Overdue Amounts. (a) If Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at the Default Rate.

                  (b) If any payment to be made by Borrowers under the Notes or any other Loan Document is not made within ten (10) days after written notice from Lender, Borrowers shall pay to Lender a late charge equal to four percent (4%) of such late payment; provided, however, that such late payment charge shall not apply to (i) payments of interest where there are sufficient funds available to Lender pursuant to Section 4(b) of the Master Account Agreement to pay same when due or (ii) the principal repayment required on the Maturity Date.

                  SECTION 2.08. Prepayment of Loans. (a) The Loans may be prepaid in full or part at any time without advance written notice, penalty or premium except as otherwise provided in
Section 2.11.




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                  (b) Subject to the proviso set forth in Section 2.08(d), on the first Business Day of each calendar month (or earlier if Borrowers so elect), Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Cash Available for Principal Reduction in the Master Account.

                  (c) In instances of insured casualty or condemnation, Borrowers shall make a mandatory prepayment of the Loans to the extent required by the Security Documents.

                  (d) Notwithstanding any contrary direction or request by Borrowers, prepayments shall be applied to all of the Loans on a pro rata basis and otherwise in such order and manner as Lender may determine in its sole discretion and, in determining such order and manner of application, Lender shall have no obligation to minimize Borrowers' liability under Section 2.11; provided, however, that so long as no Default or Event of Default is continuing,
(i) prepayments shall first be applied to portions of the Loans to which the Adjusted Prime pricing option applies, and then to portions for which the Interest Period is expiring, and (ii) to the extent Lender would apply any such prepayment to Loans bearing interest at Adjusted LIBOR with respect to which the relevant Interest Periods have not expired, Lender shall, at Borrower's request, defer such prepayment until the expiration of such Interest Period(s) (or until the occurrence of a Default or Event of Default, whichever first occurs) and, pending such prepayment, the amounts to be prepaid shall be held in the Master Account.

                  (e)      Amounts prepaid may not be reborrowed.

                  SECTION 2.09. Extension of the Maturity Date. (a) Not later than April 30, 1999, Borrowers may notify Lender in writing that Borrowers desire to extend the Maturity Date for a one year period (the "First Extension Period") to June 30, 2000. In such event the Maturity Date will be extended to June 30, 2000 upon the satisfaction of the following conditions:

                      (i) the aggregate outstanding principal balance of the Loans shall have been reduced to no more than $60,000,000 by June 30, 1999;




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                      (ii)  no Event of Default or Default is continuing
at the time such request is made and on June 30, 1999; and

                      (iii) Lender shall have received a certificate signed by a Senior Executive, confirming compliance with the conditions precedent set forth in clause (ii) above.

                  (b) If, and only if, Borrowers shall have validly extended the Maturity Date for the First Extension Period in accordance with Section 2.09(a), then, not later than April 30, 2000, Borrowers may notify Lender in writing that Borrowers again desire to extend the Maturity Date for a one year period (the "Second Extension Period") to June 30, 2001. In such event the Maturity Date will be extended to June 30, 2001 upon the satisfaction of the following conditions:

                      (i) the aggregate outstanding principal balance of the Loans shall have been reduced to $30,000,000 by June 30, 2000;

                      (ii) no Event of Default or Default is continuing at the time such request is made and on June 30, 2000; and

                      (iii) Lender shall have received a certificate signed by a Senior Executive confirming compliance with the conditions precedent set forth in clause (ii) above.

                  (c) The Maturity Date may not be extended by Borrowers except as provided in this Section 2.09.

                  SECTION 2.10. Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in GAAP or regulatory accounting principles applicable to Lender, shall: (i) subject Lender (which shall for the purpose of this Section 2.10 include any lending office of Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid by Lender with respect to any Loans (other than (x) taxes imposed on the overall net


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income of Lender and (y) franchise taxes imposed on Lender, in either case by the jurisdiction in which Lender has its principal office or its lending office with respect to the Loans or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to Lender of the principal of or interest on any Loan or otherwise hereunder (other than taxes imposed on the overall net income of Lender by the jurisdiction in which Lender has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, Lender; or (iv) impose on Lender or the London interbank market any other condition affecting this Agreement or the Loans made by Lender; and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any Loan, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by Lender or to require Lender to make any payment in respect of any Loan, then Borrowers shall pay to Lender, upon Lender's demand, such additional amount or amounts as will compensate Lender for such additional costs or reduction; provided, however, that such requirement may not imposed against Borrowers by Lender in a discriminatory manner vis-a-vis other Similarly Situated Borrowers.

                  (b) A statement of Lender setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate Lender as specified in paragraph (a) shall be delivered to Borrowers and shall be conclusive absent manifest error. Borrowers shall pay Lender the amount shown as due on any such statement within ten (10) days after its receipt of the same.

                  (c) Failure on the part of Lender to demand compensation for any increased costs, reduction in amounts received or receivable for any period or reduction in the rate of return earned on Lender's capital, shall not constitute a waiver of Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such period. The protection under this Section 2.10 shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of any law,


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regulation or other condition which shall give rise to any demand by Lender for compensation. Borrowers' obligations under this Section 2.10 shall survive the repayment of the Loans and the expiration or termination of this Agreement; provided that any claims based thereon shall be made on or prior to (x) the second anniversary of the repayment in full of the Loans or (y) the later to occur of (i) dissolution and final distribution of assets of River Bank and (ii) repayment of the Loans in full, whichever of (x) or (y) is earlier.

                  SECTION 2.11. Indemnity. Borrowers shall indemnify Lender against any loss or reasonable expense which Lender may sustain or incur as a consequence of any one or more of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of Lender under this Agreement or any other agreement, or at law): any failure of Borrowers to fulfill on the date of any borrowing the applicable conditions set forth in Article V hereof applicable to it; any failure of Borrowers to borrow hereunder after notice of borrowing pursuant to Section 2.04(b) has been given; any payment or prepayment of Loan on a date other than the last day of the relevant Interest Period; any failure of Borrower to convert to an Adjusted Libor pricing option after notice has been given or after an election is deemed to have been made. Lender shall provide to Borrowers a statement explaining any loss or expense, and such statement shall be conclusive absent manifest error. Borrowers shall pay Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the repayment of the Loans and the expiration or termination of this Agreement; provided that any claims based thereon shall be made on or prior to (x) the second anniversary of the repayment in full of the Loans or (y) the later to occur of (i) dissolution and final distribution of assets of River Bank and (ii) repayment of the Loans in full, whichever of (x) or (y) is earlier.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Sec tion 2.06 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United


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States or any political subdivision thereof, excluding taxes imposed or based on its net income, and franchise or capital taxes imposed on it under the laws of the United States or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Lender, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.12) Lender receives an amount equal to the sum it would have received had no such deductions been made, (y)
Borrowers shall make such deductions and (z) Borrowers shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law; provided, however, that such requirement may not imposed against Borrowers by Lender in a discriminatory manner vis-a-vis other Similarly
Situated Borrowers.

                  (b) In addition, Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the Obligations (hereinafter referred to as "Other Taxes").

                  (c) Borrowers will indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date Lender makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by Borrowers in respect of any payment to Lender, Borrowers will furnish to Lender such certifi cates, receipts and other documents as may be reasonably required to evidence payment thereof.




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                  (e) The agreements and obligations contained in this Section
2.12 shall survive the repayment of the Loans and the expiration or termination of this Agreement; provided that any claims based thereon shall be made on or prior to (x) the second anniversary of the repayment in full of the Loans or (y) the later to occur of (i) dissolution and final distribution of assets of River Bank and (ii) repayment of the Loans in full, whichever of (x) or (y) is earlier.

III.  COLLATERAL SECURITY

                  SECTION 3.01. In General. The Obligations shall be secured by the Owned Properties and the Pledged Loans as described in the Security Documents and are entitled to the benefits thereof. Borrowers shall duly execute and deliver the Security Documents, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to Lender, as may be reasonably required by Lender to grant to Lender a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Owned Properties and the Pledged Loans.

                  SECTION 3.02. Filing and Recording. Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agree ment to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of Lender, and take such other actions as Lender may reasonably request, in order to perfect and protect the Liens of Lender in the Collateral. Borrowers, to the extent permitted by law, hereby authorize Lender to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of Lender, may at any time be desirable although the same may have been executed only by Lender or, at the option of Lender, to sign such financing statement on behalf of Borrowers and file the same, and Borrowers hereby irrevocably designate Lender, its agents, representatives and designees as its agent and attorney-in-fact, coupled with an interest, for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is


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required to protect and preserve such Lien, Borrowers shall, at Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by Lender.


IV.  REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to Lender (which representations and warranties shall survive execution and delivery of this Agreement and the making of all Loans) that, as of the date hereof, both before and after giving effect to the consummation of the Transactions on the Closing
Date:

                  SECTION 4.01.  General.

                  (a) Organization and Legal Existence. Each Borrower and each of the Loan Parties is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required. Each Borrower has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder and to execute and deliver the Notes.

                  (b) Authorization. The execution, delivery and performance by each of Borrower of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by Borrowers, the execution and delivery by Borrowers of the Notes, the grant of security interests in the Collateral created by the Security Documents (i) have been duly authorized by all requisite corporate action and (ii) will not violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of Borrowers or the Loan Parties, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon Borrowers, or the Loan Parties, or (C) any provisions of any material indenture, agreement or other


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instrument to which Borrowers, the Loan Parties, or any of their respective properties or assets are or may be bound, (iii) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (ii)(C) above, or (iv) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of Lender as contemplated by this Agreement and the Security Documents) upon any property or assets of Borrowers or the Loan Parties.

                  (c) Governmental Approvals. Except for any amendments required to the Offering Plans, No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents) with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Loans, other than any which have been made or obtained.

                  (d) Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered will constitute, a legal, valid and binding obligation of Borrowers enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar debtor/creditor laws and general principals of equity and public policy.

                  (e) Material Adverse Change. There has been no material adverse change in the business, assets, operations or financial condition of River Bank since September 30, 1995.

                  (f) Litigation; Compliance with Laws; etc. (i) Except for claims fully covered by insurance and as set forth in Schedule 4.01(f) annexed hereto, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Senior Executive, threatened against or affecting any Borrower or the Loan Parties or the businesses, assets or rights of any Borrower or any Loan Parties (A) which involve any of the Transactions,
(B) which relate, directly or indirectly, to any Collateral Property or (C) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an


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adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any Borrower to conduct business substantially as now conducted, or have a Material Adverse Effect.

                           (ii)  No Loan Party is in violation of any law, or
in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality which has a Material Adverse Effect.

                  (g) Financial Statements. (i) Borrowers have heretofore furnished to Lender balance sheets and statements of income and cash flows of Borrowers dated as of September 30, 1995. Such balance sheets and statements of income and cash flows present fairly the financial condition and results of operations of Borrowers and the Loan Parties as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Borrowers and the Loan Parties, as of the dates thereof in accordance with the reporting requirements of GAAP.

                           (ii)  Borrowers have heretofore furnished to
Lender quarterly projected income statements, balance sheets and cash flows of Borrowers on a consolidated basis through the Maturity Date. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the reasonable estimate of Borrowers of the results of operations and other information projected therein.

                           (iii)  Borrowers have heretofore furnished to
Lender a consolidated pro forma balance sheet of Borrowers which sets forth information before and after giving effect to the Transactions on the Closing Date.

                           (iv)  The financial statements referred to in this
Section 4.01(g) have been prepared in accordance with GAAP.

                  (h) Federal Reserve Regulations. (i) No Loan Party is engaged principally, or as one of its important activities, in


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the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                           (ii)  No part of the proceeds of the Loans will be
used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (B) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by Lender, Borrowers or any Loan Party shall furnish to Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

                  (i) Taxes. Borrowers and each of the Loan Parties has filed or caused to be filed (or requested an extension for filing of) all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof. Each Borrower and each of the Loan Parties has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it.

                  (j)  Employee Benefit Plans.     With respect to the
provisions of ERISA:

                           (i)  No Reportable Event has occurred or is
continuing with respect to any Pension Plan.

                           (ii)  No prohibited transaction (within the
meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

                           (iii)  None of Borrowers or any ERISA Affiliate is
now, or has been during the preceding five years, obligated to contribute to a Multiemployer Plan. None of Borrowers or any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of


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Section 4064(a) of ERISA to which Borrowers or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

                           (iv)  No notice of intent to terminate a Pension
Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

                           (v)  The PBGC has not instituted proceedings to
terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

                           (vi)  With respect to each Pension Plan that is
subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The present value of neither (A) accrued benefits (both vested and non-vested) under each such Pension Plan (other than the Multiemployer Plans), nor (B) the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date), exceeds the assets of such Pension Plan by more than $1,200,000. No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                           (vii)  There are no actions, suits or claims
pending (other than routine claims for benefits) or, to the


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knowledge of Borrowers or any ERISA Affiliate, which are likely to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary or any Plan. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

                           (viii)  All of the Plans in all material respects
comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

                  (k) No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of Borrowers to Lender in connection with this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Investment Company Act; Public Utility Holding Company Act. No Loan Party is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. No Loan Party is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.




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                  (m) Security Interest. To the best knowledge of Borrowers, each of the Security Documents creates and grants to Lender a legal, valid and perfected first (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by
Section 7.01 hereof.

                  (n) Use of Proceeds. All proceeds of the Loans shall be used to (i) refinance Federal Home Loan Bank debt owing by River Bank's predecessor, and (ii) develop the Alden Park Property and the Alta Murrieta Property.

                  (o) Subsidiaries. As of the Closing Date, Schedule 4.01(o) annexed hereto sets forth each Subsidiary, its jurisdiction of incorporation and ownership of capital stock of each such Subsidiary.

                  SECTION 4.02.  Controlled Properties.

                  (a) Title. The Controlled Owners hold the fee simple or leasehold estate in and to the Controlled Properties, for their own account, not as an agent or trustee for another party, and the Owned Properties are free and clear of all agreements, liens and encumbrances except those specifically set forth in Schedule B of the Lender's title insurance policies. No notice of any mechanic's or materialmen's Lien or similar Lien, or of any claim or right to any such lien has been received, asserted and/or, to the best knowledge of Borrowers, threatened in writing in connection with the Controlled Properties. No material default, breach or violation exists under any covenants, conditions, restrictions, rights of way, easements or encumbrances affecting the Controlled Properties.

                  (b) Compliance with Law. Except as disclosed in the violation searches and municipal letters delivered to Lender and/or Lender's counsel and those additional items set forth on Schedule 4.02(b), the Controlled Properties are in compliance in all material respects with all applicable building codes, zoning regulations, subdivision requirements and other applicable laws, ordinances, directions, rules, regulations and orders (collectively, "Applicable Laws") and such compliance is not


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dependent upon any land and/or improvements not a part of the Controlled
Properties, and the requirements of the local, state and federal governmental authorities having jurisdiction over the Controlled Properties have been met and Borrowers have received no written notice of any violation of any Applicable Laws which has not been cured. Without limitation of the foregoing, neither the Controlled Properties nor any part thereof constitute a nonconforming use under any Applicable Laws. Except as previously disclosed to Lender with respect to the Fulton Property, the Crow Canyon Property, the Alden Park Property and the York Condo, permanent certificates of occupancy (the "Certificates of Occupancy"), permitting the full and complete use and occupancy of the Controlled Properties as required by Applicable Laws have been issued and are in full force and effect. Each Controlled Owner possesses all other licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all Federal, state and local governmental authorities as required to conduct properly its business, each such Permit is in full force and effect, each Controlled Owner is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

                  (c) Compliance with Environmental Laws. Except as disclosed in the environmental reports listed in Schedule 4.02(c) hereto: (i) the operations of the Controlled Owners comply in all material respects with all applicable Environmental Laws; (ii) the Controlled Owners and the Loan Parties and all of their present facilities or operations and, to the best knowledge of Borrowers, their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (A) any Environmental Law, (B) any Remedial Work, or (C) any Environmental Claims arising from the Release of a Hazardous Material into the environment; (iii) to the best of the knowledge of Borrowers, none of the Controlled Owners' operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the


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environment; (iv) none of the Controlled Owners has filed any notice under any
Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Hazardous Material into the environment; (v) to the best of the knowledge of Borrowers, none of the Controlled Owners has any contingent liability in connection with any Release of any Hazardous Material into the environment; (vi) none of the operations of the Controlled Owners involve the generation, transportation, treatment or disposal of Hazardous Materials; (vii) none of the Controlled Owners has disposed of any Hazardous Material by placing it in or on the ground or waters of any premises owned, leased or used by any of them and, to the best knowledge of Borrowers, neither has any lessee, prior owner, or other person; (viii) no underground storage tanks or surface impoundments are on any property of the Controlled Owners; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Hazardous Material into the environment, has been filed or attached to the property of the Controlled Owners.

                  (d) Eminent Domain. There are no pending or concluded condemnation or similar proceedings affecting the Controlled Properties, and Borrowers have received no written notice and have no knowledge of any such proceedings that are threatened.

                  (e) Casualty Damage; Insurance. No unrestored fire or other casualty damage affects the Controlled Properties, and all insurance policies required by Section 6.03(a) are in full force and effect.

                  (f) Leases. Attached hereto as Schedule 4.02(f) are rent rolls (the "Rent Rolls") for each of the Controlled Properties (other than the Hartz Irvington Property and the Alta Murrieta Property). The Rent Rolls are true, correct and complete with respect to the subject matter thereof. The only leases, subleases, licenses or other occupancy agreements affecting the Controlled Properties are those leases (the "Leases") reflected in the Rent Rolls. As to the commercial leases, except as set forth in Schedule 4.02(f): (i) all improvements in the spaces demised pursuant to the Leases which


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are required to be performed by the landlord have been completed in accordance with the terms of such Leases, (ii) the terms of the Leases have commenced and each Lease is in full force and effect; (iii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the conduct of their business therein; (iv) the tenants under the Leases have commenced the payment of rent under such Leases and there are no offsets, claims or defenses to the enforcement thereof; (v) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (vi) the rent payable under each Lease is the amount of fixed rent provided for in such Lease and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (vii) no tenant has made any claim against the landlord under the Leases which remains outstanding and there are no defaults on the part of the landlord under any Lease and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such default; (viii) to the best knowledge of Borrowers, there is no present material default by any tenant under any Lease, nor do any facts exist which with the giving of notice and/or the passage of time, would constitute a default; (ix) the Controlled Owners do not hold (and no person holds on behalf of any Controlled Owner) any security deposits under the Leases; and (x) the Controlled Owners have not assumed or agreed to assume the obligations of any tenant of the Controlled Properties (or any affiliate of such tenant) under any lease, sublease or occupancy agreement for space in the Controlled Properties or elsewhere. True and complete copies of the Leases have been delivered to Lender. The Leases for the Sunrise Property and the Scenic View Property have not been modified, extended or renewed except as set forth on Schedule 4.02(f) and are in full force and effect in accordance with their terms. The Leases are the only agreements between the Controlled Owners and the tenants thereunder affecting the Controlled Properties and all material agreements and understandings between the tenants and the landlord under the Leases with respect to the Controlled Properties and the use and occupancy thereof are set forth therein. None of the Leases contains any option to purchase or right of first refusal to purchase the Controlled Properties or any part thereof. The Leases have not been assigned or pledged except to Lender or River Bank, and no other


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person whatsoever has any interest therein except the tenants thereunder.

                  (g) Property Management and Leasing. Except as set forth in
Schedule 4.02(g), there are no outstanding contracts or agreements with respect to the management, operation or leasing of the Controlled Properties. A true, correct and complete copy of each agreement set forth on Schedule 4.02(g), including all amendments thereto, if any, have been delivered to Lender.

                  (h) Access; Utilities. The Controlled Properties are directly served by public streets. The sewer, water and utility services of the Controlled Properties are directly connected with sources or systems serving the general public, without traversing property owned by others, or, if not directly connected, valid perpetual recorded easements have been established for rights of way over intervening property.

                  (i) No Claims. No claim exists against the Controlled Owners for brokerage or leasing commissions, or for any participation in the income from, or ownership of, the Controlled Properties, and, except for real estate taxes which are not yet due and payable, and to the best knowledge of Borrowers, no liens or claims for money exist which are or may be superior to the lien and charge of the Security Documents and Borrowers have received no notice of any such claim or lien.

                  (j) Taxes and Assessments. The Controlled Properties are taxed separately from all property which is not subject to the Security Documents. All taxes relating to the Controlled Properties, to the extent due, have been paid in full. Borrowers have received no written notice and have no knowledge of any pending or proposed special or other assessments for public improvements affecting the Controlled Properties or any contemplated improvements to the Controlled Properties that may result in such special or other assessments, except for any increase in the assessed valuation of the Controlled Properties resulting from improvements to be made in the premises demised to tenants under Leases.

                  (k) Flood Hazard Area. The Controlled Properties are not located in an area identified by the Secretary of Housing and


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Urban Development as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended. If after the date hereof the area in which the Controlled Properties are located is identified or designated as such an area, Borrowers will obtain and maintain insurance against damage or loss by flood on such basis and in such amounts as shall be required from time to time by Lender.

                  SECTION 4.03.  Pledged Loans.

                  (a) Title. River Bank is and will be the legal and beneficial owner of, and has good and indefeasible title to, the Pledged Loans, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by the Security Documents. Except as expressly set forth in the Pledged Loan Documents securing the Royal York Loan, none of the Pledged Loans are subject to any options to purchase or similar rights of any person.

                  (b) Pledged Loan Documents. Schedule 4.03(b) is true, correct and complete list of the Pledged Loan Documents. Except as set forth on Schedule 4.03(b), all of the Pledged Loan Documents (1) to the best knowledge of River Bank, have been duly executed and delivered by the parties thereto, (2) to the best knowledge of River Bank, have been made in compliance with all requirements of applicable laws and regulations, (3) to the best knowledge of River Bank, are and will continue to be valid, binding and enforceable in accordance with their terms, without offset or defense of any kind against River Bank, and (4) have not been modified, amended or supplemented, except in writing, which writing is part of the instruments constituting the Pledged Loan Documents. Each of the Pledged Notes is due and payable in accordance with its terms.

                  (c) No Default. To the best knowledge of River Bank, except as disclosed in Schedule 4.03(c), no default, nor any event which, with notice or lapse of time or both, would become a default, has occurred and is continuing under any of the instruments constituting the Pledged Loan Documents on the part of any party to any of such instruments.




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                  (d) Leases. Attached hereto as Schedule 4.03(d) is a rent roll for the Fulton Property which, to the best knowledge of Borrowers, is true, correct and complete with respect to the subject matter thereof.

                  SECTION 4.04.  Visutton Co-operatives.


(a) To the knowledge of River Bank, without independent inquiry: (i) Schedule 4.04(a) attached hereto sets forth a complete and accurate list of the Offering Plans with respect to the Visutton Co-operatives; and (ii) no amendments to any of such Offering Plans have been made except as set forth on Schedule 4.04(a). To the knowledge of River Bank, without independent inquiry, such Offering Plans contain no material misrepresentations.

                  (b) To the knowledge of River Bank, without independent inquiry, all filings required to be made and all approvals required to be obtained with regard to the sale of Unsold Units or Unsold Spaces in the Visutton Co-operatives under all Co-op and Condo Laws have been made or obtained.

                  (c) To the knowledge of River Bank, without independent inquiry, Schedule 4.04.(c) attached hereto is a true, complete and accurate list of all of the Unsold Units and Unsold Spaces.

                  (d) To the knowledge of River Bank, without independent inquiry, (i) the remaining amount of the Reserve Fund contributions required to be funded by Visutton Associates, and (ii) the date (5 years from the date of the first sale) that such remaining required contributions, not previously made, must be funded, is as set forth in the Estoppel Letter of Visutton Associates delivered to Lender in connection with the closing of the Loans.

                  (e) To the knowledge of River Bank, without independent inquiry, Visutton Associates controls the Board of Directors for each of the Visutton Co-operatives.

                  (f) River Bank has not received any notice that any governmental instrumentality or other agency or regulatory


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authority is claiming that any action or failure to act by River Bank or by
Visutton Associates, the sponsor, with respect to the Visutton Co-operatives or any of the Offering Plans therefor, including, without limitation, with respect to the restructuring of the mortgages and/or the loan secured by the Unsold Units and the Unsold Spaces, is or may be a violation of any law, rule or regulation and, to the knowledge of River Bank, there is no active ongoing investigation respecting such possible violation.

                  (g) River Bank has not received any notice of any action, suit or proceeding, actual or threatened, by Anita Terrace Owners, Inc., James Monroe Owners, Inc. or Van Buren Owners, Inc., any Board of Directors thereof or any organization, person, individual or governmental agency (i) against Visutton Associates which would affect in any material respect the use, sale, or value of the Unsold Units or (ii) which would seek to disaffirm, revoke or revise any mortgage, lease, contract or other agreement with Visutton Associates or River Bank.

                  (h) The "Proceeds" as defined in the Consolidated, Amended and Restated Collateral Pledge and Security Agreement between Visutton Associates and River Bank paid to River Bank by Visutton Associates for the Loan Years 1 and 2 were $2,758,900, representing 79% of the $3,500,000 Target Proceeds for such period.

                  (i) The calculation of Proceeds and Target Proceeds has not included funds deposited in the Operating Reserve Account, Renovation Reserve Account and the Additional Cash Pledge Account and the Cash Pledge, as such terms are defined in the loan documents delivered in connection with the loans made by River Bank to Visutton Associates, unless and until the excess amounts in such accounts have been delivered to River Bank.

                  (j) The Commercial Space was sold by Visutton Associates in April 1998 and thereafter the mortgage to River Bank encumbering such Commercial Space was released in connection with the payment to River Bank of the sum of $1,000,000. The amount of the Proceeds paid to River Bank does not include the net proceeds paid by reason of the sale of the Commercial Space. No rents, income, costs or expenses arising out of or incurred in connection with the Commercial Space from and after the sale of


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the Commercial Space have been included in the determination of Proceeds and/or
Target Proceeds.

                  SECTION 4.05.  Co-operatives and Condominiums
Generally.
                  (a) To the best knowledge of River Bank, Schedule 4.05(a) attached hereto sets forth a complete and accurate list of the Offering Plans with respect to the York Co-op, York Condo and Elizabeth Condo. To the best knowledge of River Bank, no amendments to any of such Offering Plans has been made, except as set forth on Schedule 4.05(a). The amendments to such Offering Plans filed by an Owner Borrower or Controlled Owner contain no material misrepresentations.

                  (b) All filings required to be made and all approvals required to be obtained under all Co-op and Condo Laws with regard to the sale by an Owner Borrower or a Controlled Owner of Unsold Units or Unsold Space in the York Co-op, York Condo and Elizabeth Condo have been made or obtained.

                  (c) Schedule 4.05(c) attached hereto is a true, complete and accurate list of all of the Unsold Units and Unsold Spaces in the York Co-op and Elizabeth Condo.

                  (d) HPC, as the sponsor under its Offering Plan for the Elizabeth Condo, has the full right, power and authority to designate Lender and its designees as a Holder of Unsold Units, as such term is defined in its Offering Plan. RYP as the general partner of York Associates has the full right, power and authority under the Royal York Associates Limited Partnership Agreement to cause York Associates to designate Lender and its designees as a Holder of Unsold Shares as such phrase is defined in its Offering Plan.

                  (e) All of the obligations of HPC as sponsor with respect to Elizabeth Condo have been fulfilled except the payment of regular common charges.

                  (f) The remaining balance of the additional $2,500,000 contribution to the Reserve Fund for York Co-op required to be funded by Royal York Associates, L.P. is $2,140,349.50 as of 6/25/96, and such amount is required to be funded only if, as and


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when the Unsold Units are sold. The $250,000 advance contribution to the Reserve
Fund of the York Co-op has been fully credited to prior sales.

                  (g) The sponsor is not obligated to cause any work or improvements to be completed pursuant to the Offering Plans for the York Co-op, York Condo or Elizabeth the aggregate cost of which would exceed $100,000.

                  (h) Schedule 4.05(h) attached hereto lists all bonds, security deposits, letters of credit or other undertakings furnished by or on behalf of any Owner Borrower, Controlled Borrower or River Bank in connection with the sale of the Unsold Units and/or the Unsold Spaces pursuant the Offering Plans.

                  (i) The sponsors have relinquished control of the Board of Directors of the York Co-op and the Board of Managers of the York Condo and the Elizabeth Condo.

                  (j) No alterations have been performed with respect to any Unsold Units in the Elizabeth Condo or the York Co-op that would require an amendment to the respective certificates of occupancy therefor that has not been obtained, except alterations affecting not more than 11 units in the aggregate.

                  (k) All sums due to any Condominium or Co-operative Corporation by HPC or York Associates are now, and at the time of Closing will be, fully paid to the end of the payment period in effect at such time.

                  (l) The remaining amount of the $2,000,000 "Sales Reserve" as such term is defined in the Agreement of Limited Partnership of Royal York Associates, L.P. is approximately $2,000,000.

                  (m) The Maintenance Reimbursement Program, as defined in the Offering Plan for York Co-op, has been fully funded and the "Escrow Fund" described in the Ninth Amendment to such Plan has been fully disbursed except for not more than $15,000. There is no new maintenance rebate or other rebate program in effect for the York Co-op or the Elizabeth Condo, except such rebate, if


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any, which may be negotiated specifically for an individual contract of sale.

                  (n) As of June 30, 1996, the principal balance of the outstanding loans made by RYP to York Associates is zero.

                  SECTION 4.06. Secondary Collateral. The Grantors are and will be the legal and beneficial owner of, and have good and indefeasible title to, the Secondary Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by the Security Documents. None of the Secondary Collateral is subject to any options to purchase or similar rights of any person.


V.  CONDITIONS OF BORROWING

                  SECTION 5.01. Contemporaneous Transactions. It is the intention of the parties hereto that all of the Transactions shall be consummated contemporaneously. Accordingly, none of the transactions contemplated by this Agreement shall be consummated unless the transactions contemplated by the Purchase Agreement are consummated contemporaneously therewith.

                  SECTION 5.02. Initial Borrowing. The obligation of Lender in respect of the initial borrowing hereunder is subject to the following conditions precedent:

                  (a) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects.

                  (b) Each Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after consummation of the Transactions on the Closing Date.

                  (c) Lender shall have received a certificate, dated the Closing Date and signed by a Senior Executive, confirming


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compliance with the conditions precedent set forth in this
Section 5.02.

                  (d) Lender shall have received the favorable written opinion of counsel for the Loan Parties, dated the Closing Date, addressed to Lender.

                  (e) Lender shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each Loan Party, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each Loan Party, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the borrowing hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as Lender may reasonably request.

                  (f) Lender shall have received the Notes duly executed by Borrowers, payable to its order and otherwise complying with the provisions of
Section 2.03 hereof.




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                  (g) Lender shall have received the Security Documents, each duly executed by the applicable Loan Parties, and the Pledged Notes.

                  (h) Lender shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to Lender of a UCC Reporter Service, listing all effective financing statements which name as debtor any Loan Party and which are filed in the appropriate offices in the states in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements. With respect to any Liens not permitted pursuant to Section 7.01 hereof, Lender shall have received termination statements in form and substance satisfactory to it.

                  (i) Each document (including, without limitation, each Mortgage and Uniform Commercial Code financing statement) required by law or requested by Lender to be filed, registered or recorded in order to create in favor of Lender a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                  (j) Lender shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to each Loan Party (excluding Grantors) in the jurisdictions in which it is doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been made against each Loan Party pursuant to paragraph (i) above.

                  (k) Lender shall have received and determined to be in form and substance satisfactory in all respects:

                      (i) evidence of the compliance by Borrowers with Section
6.03 hereof;

                      (ii) the financial statements described in Section 4.01(g) hereof;




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                     (iii)  environmental audits with respect to the
Collateral Properties, conducted by a firm satisfactory to Lender, and the scope, methodology and results of which are satisfactory to Lender in all respects;

                      (iv) evidence that all requisite third party consents to the Transactions have been received; and

                       (v)  one of the following for each Collateral
Property: (A) a letter or other evidence from the appropriate municipal authorities (or other persons) concerning applicable zoning and building laws,
(ii) an ALTA 3.1 zoning endorsement for the applicable title insurance policy, or (iii) a zoning opinion letter.

                  (l) Lender shall have received title insurance policies with respect to the Collateral Properties issued by Lawyers Title Insurance Company, Commonwealth Title Insurance Company or another title company acceptable to Lender, which title insurance policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender free and clear of all exceptions from coverage other than Liens permitted under Section 7.01 and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), and
(C) contain such endorsements and affirmative coverages as Lender may require.

                  (m) Lender shall have received a current title survey for each Collateral Property, certified to the title company, Lender and their successors and assigns, that (A) is in form and content reasonably satisfactory to Lender,
(B) is prepared by a professional and properly licensed land surveyor satisfactory to Lender, and (C) contains a certification in form and substance acceptable to Lender.

                  (n) Lender shall have received and approved a three-year Asset Management Plan for Borrowers and all of their assets, which shall demonstrate to Lender's reasonable satisfaction, that Borrowers shall have adequate resources, including the proceeds of the Loans, to perform in accordance with their general corporate obligations, and perform financially within requirements of the Loan Documents.




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                  (o) Lender shall have received and had the opportunity to
review and determine to be in form and substance satisfactory to it, copies of all Leases, Permits, and all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of any Loan Party.

                  (p) Counsel to Lender, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

                  (q) All legal matters in connection with the Transactions shall be satisfactory to Lender and its counsel in their sole discretion.

                  (r) Borrowers shall have executed and delivered to Lender a disbursement authorization letter with respect to the disbursement of the proceeds of the Loans on the Closing Date, in form and substance satisfactory to Lender.

              (s) Lender shall have received such other documents as Lender or its counsel shall reasonably deem necessary.

                  SECTION 5.03. Alden Park and Alta Murrieta Loan Disbursements. Subject to the terms and conditions of this Section 5.03, Lender shall disburse the remaining proceeds of the Alden Park Loan to enable River Bank to fund advances to the Eastview under the New Alden Park Building Loan Agreement, and shall disburse the remaining proceeds of the Alta Murrieta Loan. Such disbursements shall pay or reimburse the cost of work (hereinafter, the "Work") in connection with the development of the Alden Park Property and the Alta Murrieta Property. Lender shall have no obligation to make disbursements in respect of the Alden Park Loan after June 30, 1997. Disbursements shall be made in accordance with approved requests for disbursements in the form of Exhibit A hereto. The obligation of Lender to make each such disbursement is subject to the following conditions precedent:




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                  (a) No Default or Event of Default shall be continuing.

                  (b) Lender shall have received a certificate, dated the Closing Date and signed by a Senior Executive, confirming compliance with the conditions precedent set forth in this Section 5.03.

                  (c) Lender shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

                       (i) the plans and specifications for the Work prepared by a licensed architect, and any changes thereto; and

                       (ii) hard and soft cost budgets for the Work, and any changes thereto.

                  (d) Lender shall have approved of all contractors, architects and engineers retained for the Work.

                  (e) Lender shall have received satisfactory evidence that all permits, licenses and approvals required for the Work have been obtained and are in full force and effect.

                  (f) Lender shall have received such affidavits and certificates as to such matters as Lender may request, including, without limitation, certificates of the approved architect or engineer, or of a construction consultant retained by Lender at Borrowers' expense, that (i) all of the Work completed has been done in compliance with the approved plans and specifications, (ii) such disbursement is justly required to reimburse payments to, or are justly due to, contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work, (iii) the amount of the subject disbursement, when added to all sums previously disbursed by Lender, does not exceed the value of the Work done to the date of such certificate, (iv) the amount of the Commitment remaining unfunded after such disbursement will be sufficient on completion of the Work to pay for the same in full.




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                  (g) Lender shall have received waivers or releases of lien for work completed in form and substance reasonably satisfactory to it and title searches confirming that there has not been filed with respect to the Collateral Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record.

                  (h) Delivery when the Work has been completed of a copy of any certificate or certificates required by law to render occupancy of the improvements legal.

                  (i) Disbursements in respect of Work at the Alta Murrieta Property shall be limited to Work on no more than 18 homesites which are not under contract to be sold for a purchase price in excess of the minimum sales price set forth on the applicable Release Price Schedule.

                  (j) Lender shall have received in form and substance reasonably satisfactory to Lender a written instrument, from each party other than an Owner Borrower to any contract deemed material by Lender, consenting to the collateral assignment to Lender of the Owner Borrower's rights and interests in such contract and certifying and agreeing to such matters as Lender may determine.

                  (k) Lender shall not have received a bonded or unbonded stop notice, unless Borrower files a release bond satisfactory to Lender in its reasonable judgment.

                  (l) Lender shall have approved all material contracts, utility agreements or "will serve" letters with respect to all utilities, access rights, easements and other arrangements necessary, in the reasonable judgment of Lender, for the uninterrupted and orderly operation of the project.


VI.  AFFIRMATIVE COVENANTS

                  Each of the Borrowers covenants and agrees with Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, or any fee, expense or


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other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid:

                  SECTION 6.01. Legal Existence. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

                  SECTION 6.02. Businesses and Properties. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses and Permits material to the conduct of its businesses; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which would have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 6.03.  Insurance.  (a)  Borrowers shall
provide, maintain and keep in force (or shall cause the Controlled Owners to be provide, maintain and keep in force) the following policies of insurance:

                      (i) Property insurance against loss or damage to the Improvements by fire and all other risks of physical loss or damage with coverage known as "all risk" in an amount not less than the full replacement cost of the Controlled Properties (other than the York Co-op and the Condominiums), without deduction for depreciation and including, without limitation, sprinkler leakage, demolition cost, cost of debris removal,


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increased cost of construction arising from operation or enforcement of building laws and ordinances, and such additional endorsements as Lender may reasonably require, with not more than $10,000 deductible from the loss payable for any casualty, and total coverage of not less than $20,000,000 per occurrence, and containing an "agreed amount endorsement" or other endorsement to eliminate application of the coinsurance clause;

                      (ii) If any of the Controlled Properties is located in an area designated as a Federal "flood zone", flood insurance in an amount not less than the full replacement cost of the Improvements (without deduction for depreciation) or such lesser amounts, and with such deductibles, as are required by Lender;

                      (iii) If Lender determines that any of the Controlled Properties is in an earthquake zone, insurance against loss or damage to the Improvements from earthquake and/or earth movement, in such amounts and with such deductibles as are required by Lender;

                      (iv) Insurance against loss of rental income caused by the perils required to be insured against in (i), (ii), (iii), and (v) of this Section, on an "actual loss sustained" basis, in an amount not less than one (1) year's gross rental income, excluding only non-continuing expenses;

                      (v) Boiler and machinery insurance covering damage to pressure vessels, air tanks, boilers, machinery, pressure piping, electrical, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Controlled Properties contain equipment of such nature, in such amounts as are required by Lender;

                      (vi) Commercial public liability insurance, on an "occurrence" basis, without deductible, against claims for bodily injury including death, property damage and "Personal Injury" occurring in, on or about the Controlled Properties and the adjoining streets, sidewalks and passageways, such insurance to name Lender as an additional insured and to be in such amounts as are required by Lender;




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                      (vii) Workers' compensation insurance (including
Employers' Liability) in accordance with the laws of the state in which the Controlled Properties is situated for all employees of the Controlled Owners engaged on or with respect to the Controlled Properties;

                      (viii) During the course of any construction, alteration or repair of the Controlled Properties or any portion thereof:

                                    (A) Workers' compensation insurance
(including Employers' Liability) in accordance with the laws of the state in which the Land is situated on all employees of contractors, sub-contractors, consultants and vendors engaged on or with respect to the Controlled Properties;

                                    (B) Commercial general liability insurance
naming Lender as additional insured covering operations of all contractors and sub-contracts, including completed operations coverage for two (2) years after construction of such Improvements, with such other endorsements and in such amounts as Lender may require; and

                                    (C) Builders' risk completed value insurance
against "all risks of physical loss," including collapse, transit and, if required by Lender, "soft costs" coverage, with deductibles not to exceed $10,000, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished, and containing the "permission to occupy before completion of work" endorsement;

                      (ix) Such other insurance and any replacements or substitutions therefor or additions thereto as may at any time and from time to time be required by Lender against other insurable hazards or casualties, including, but not limited to, war, nuclear reaction or radioactive contamination, each in such amount as Lender shall determine.

Borrowers shall not carry separate or additional insurance concurrent in form or contributing, in the event of loss, with that required hereunder unless endorsed in favor of Lender as loss payee or additional insured, as applicable, designating that


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such insurance shall contain endorsements providing coverage secondary to the insurance required to be carried hereunder and otherwise acceptable to Lender in all respects.

                  (b) All policies of insurance shall be issued by companies satisfactory to Lender which are authorized to do business in the states in which the Controlled Properties are situated and shall have a Best's rating of not less than A/XIII (or are otherwise reasonably acceptable to Lender). All policies of insurance shall show Lender as mortgagee and shall have attached thereto a lender's loss payable endorsement for the benefit of Lender in form satisfactory to Lender. Borrowers shall furnish Lender with originals of all policies of insurance. If Lender consents to Borrowers providing any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, then Borrowers shall furnish Lender with a certified copy of each such policy and a certificate of insurance for each such policy setting forth the coverage as to each Controlled Property, including the exclusive allocation of the insured amount, the limits of liability, the name of the carrier, the policy number, the expiration date and such additional information as Lender may require.

                  (c) Every policy of insurance required by this Agreement shall contain (i) the endorsement or agreement of the insurer thereunder to waive all rights of setoff, counterclaims or deductions against Lender and to pay all losses payable in accordance with the terms of such policy notwithstanding any act, omission or negligence of Lender which might otherwise result in forfeiture of such insurance, and (ii) a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days' prior written notice to Lender.

                  (d) At least thirty (30) days prior to the expiration of each insurance policy, Borrowers shall furnish Lender with evidence satisfactory to Lender of the payment of the premium and arrangements for the reissuance of a policy continuing insurance in force as required by this Agreement.




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                  SECTION 6.04. Taxes. Borrowers will pay all Impositions and other prior charges and liens now or hereafter assessed or liened on or levied against the Controlled Properties or any part thereof or interest therein when and as the same become due and payable. Upon request of Lender, Borrowers will exhibit to Lender receipts for the payment of Impositions and all other prior charges and liens before the date when the same shall become delinquent. Borrowers shall have the right to contest or object to the amount or validity of any Impositions imposed against the Controlled Properties by appropriate legal proceedings, but no such contest shall be deemed or construed in any way to relieve, modify or extend Borrowers' covenant to pay such Impositions unless (x) Borrowers have given written notice to Lender of Borrowers' intent to so contest or object to the imposition of such Impositions not less than thirty (30) days prior to the date on which such Impositions are due and payable and (y) Borrowers have demonstrated to Lender's satisfaction in its sole and absolute discretion that (a) payment of the Impositions Borrowers intend to contest or object to would by operation of law constitute a waiver of Borrowers' right to contest the same and (b) the conduct of legal proceedings to contest or object to such Impositions will conclusively operate to prevent the sale of the Controlled Properties or any part thereof or interest therein in payment of such Impositions prior to final determination of such proceedings. In no event shall Borrowers' decision to contest the imposition of any Impositions affect Borrowers' obligation to continue to make payments on account of Impositions into escrow with Lender or its designee as elsewhere provided herein. If the conditions set forth in the foregoing clauses (x) and (y) are satisfied, neither Lender nor its designee shall pay any Impositions being contested out of such escrow as long as (1) Borrowers promptly commence and thereafter continue to conduct such contest with due diligence and in good faith, (2) Borrowers provide evidence of the same satisfactory to Lender, in its sole and absolute discretion, from time to time within ten (10) days after written request therefor, (3) Borrowers deposit into escrow with Lender or its designee, in addition to all Impositions which would, absent such contest, be due and payable, such additional sums as Lender or its designee shall determine from time to time in its sole and absolute discretion as sufficient to pay all interest, late payment fees, penalties and other charges which may be imposed for nonpayment


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of such Impositions as if the same were not being contested, and (4) Lender is satisfied in its sole and absolute discretion that neither the Controlled Properties nor any part thereof is in danger of sale, foreclosure or forfeiture by reason of the nonpayment of such Impositions or any interest, late payment fees, penalties and other charges imposed in connection therewith.

                  SECTION 6.05. Financial Statements, Reports, etc. In addition to all other deliveries which Borrowers are required to make to Lender elsewhere in this Agreement and without limiting Borrowers' obligations with respect thereto, Borrowers shall deliver the following to Lender, all of which shall be prepared at Borrowers' sole cost and expense and shall be in such form and contain such detail as Lender may at any time and from time to time require in its sole and absolute discretion:

                  (a) No later than February 1st of each calendar year, a current rent roll for each of the Controlled Properties, certified as true, complete and correct by a Senior Executive. The rent roll shall include, without limitation, the name of every tenant, the space demised thereby, the expiration date of such tenant's Lease (taking into account all periods, if any, covered by extension or renewal options granted to such tenant which have been theretofore exercised), any extension and/or renewal periods covered by options granted such tenant which have not yet been exercised, the amounts of all current rents and arrearages, and such other information as Lender may reasonably request at any time and from time to time.

                  (b) Promptly upon filing thereof, copies of any public filings required by law with respect to any of the Loan Parties.

                  (c) No later than forty-five (45) days after the end of each calendar quarter, "Quarterly Asset Reports", in the same form and containing the same substance as the "March 31, 1996 Targeted Asset Book" previously supplied to Lender for the Collateral properties and Pledged Loans. Such reports shall include, without limitation, operating budgets, valuation information, actual operating and sales information and rent rolls (or summaries thereof).




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                  (d) No later than forty-five days after the end of each
calendar month, a detailed presentation of "sources" and "uses" of cash, with a variance analysis, in form and substance in conformity with the financial information described in Section 4.01(g).

                  (e) No later than ten (10) Business Days following Lender's request therefor, a current rent roll for the Controlled Properties and a status report on the leasing program, in each case certified as true, complete and correct by a Senior Executive.

                  (f) No later than thirty (30) days following Lender's demand therefor, copies of all Leases and other agreements relating to or affecting Borrowers or the Controlled Properties, certified as true and complete by a Senior Executive.

                  (g) No later than May 1 of each calendar year, an updated Asset Management Plan for the succeeding three-year period, and within 60 days of the end of each calendar quarter, status updates for individual Collateral Properties and a variance analysis indicating actual performance of Borrowers relative to the Asset Management Plan.

                  (h) No later than ten (10) Business Days following Lender's demand therefor, a certificate of Borrowers in form satisfactory to Lender stating the amount of the then unpaid principal balance of each Loan, the amount of any unpaid interest accrued thereon, the interest rate then being earned on the outstanding principal balance of each Loan, the date to which the last installment of interest or principal and interest has been paid, whether or not, to the best of Borrowers' knowledge, any Event of Default then exists or any event has occurred which, with the giving of notice or passage of time or both, would constitute an Event of Default and that no offsets, counterclaims or defenses exist with respect to the Obligations.

                  (i) No later than ten (10) Business Days after Borrowers' receipt thereof, true and complete copies of (1) all notices of default given to Borrowers by any tenant under a Lease (other than a Lease for a residential apartment), by any Ultimate Borrower under a Pledged Loan or other agreement with respect to


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or affecting Borrowers or the Controlled Properties, (2) all notices issued by any governmental or quasi governmental authority or corporation having jurisdiction over Borrowers or the Controlled Properties of any violation of law at the Controlled Properties and (3) all notices, correspondence, legal papers or other documents relating to any suits, proceedings or other actions threatened, being commenced or pending against Borrowers or the Controlled Properties before any court of law, administrative agency, arbitration panel or other adjudicating body.

                  (j) notice of any Default of Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

                  (k) notice of any development in the business or affairs of any Borrower or any of the Loan Parties which has had or which is likely, in the reasonable judgment of any Senior Executive, to have, a Material Adverse Effect.

                  (l) such other information as Lender may reasonably request.

                  SECTION 6.06. Refinancings. Borrowers will use their best efforts subsequent to the Closing Date to refinance with other lenders the Loans so as to reduce the aggregate amount advanced by Lender, provided that any such refinancing shall be subject to Lender's approval and the entire net proceeds thereof, even if greater than the Loan being refinanced, shall be applied to prepayment of the Loans.

                  SECTION 6.07. ERISA. Borrowers shall, and shall cause their ERISA Affiliates to:

                  (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither Borrowers nor any ERISA Affiliate shall be required to pay any such liability if
(1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion


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of the independent certified public accountants of such person, are adequate with respect thereto.

                  (b) Deliver to the Lender, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) any Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by any Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by any Borrower or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) any Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by a Senior Executive setting forth details as to such Reportable Event, notice, event or condition and the action which such Borrower or such ERISA Affiliate proposes to take with respect thereto.




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                  SECTION 6.08. Maintaining Records; Access to Properties and
Inspections; Right to Audit. Borrowers shall keep or cause to be kept full, true and complete records and books of account in accordance with income tax accounting principles. Borrowers' fiscal year shall be the calendar year (or a fiscal year ending June 30), and its accounts shall be kept on such basis. Borrowers' accounts shall be kept current at all times, and all transactions shall be promptly and accurately entered therein. All Borrowers' records and books of account, originals of all documents with respect to its organization, all minute books and other records relating to its continued existence, complete and accurate records of all persons, directly or indirectly through one or more intermediary persons, owning a legal or beneficial interest in a Borrower as shareholders, partners or otherwise, originals of all Leases, contracts, insurance policies and any and all other agreements relating to or affecting the Controlled Properties and the Pledged Loans, all correspondence and other files relating thereto, originals of all licenses and Permits, all plans and specifications with respect to the Controlled Properties, all environmental reports, financial analyses, engineering reports, appraisals and other studies undertaken by, for or at the direction of Borrowers with respect to the Collateral Properties and all other documents and materials of any kind whatsoever relating to Borrowers, the Controlled Properties and/or the business of Borrowers conducted thereat normally and usually maintained by owners of similar properties shall be kept and maintained by Borrowers at the Controlled Properties or at Borrowers' principal office.

                  SECTION 6.09. Use of Proceeds. Borrowers shall use the proceeds of the Loans only for the purposes set forth in
Section 4.01(n) hereof.

                  SECTION 6.10. Environmental Laws. (a) Borrowers shall comply, and cause each of the Controlled Owners to comply, in all material respects with the provisions of all Environmental Laws, and shall keep the Controlled Properties free of any Lien imposed pursuant to any Environmental Law. Borrowers shall not cause or suffer or permit the Controlled Properties to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for


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Hazardous Materials used in the ordinary course of business of the Controlled
Owners, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law.

                  (b) Borrowers shall supply to Lender copies of all submissions by Borrowers or the Controlled Owners to any governmental body pursuant to the Environmental Laws and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of Borrowers or the Controlled Owners) on or regarding the Controlled Properties or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from the Controlled Properties. Borrowers shall also permit and authorize the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with Lender.

                  (c) Promptly (and in no event more than two Business Days after Borrowers become aware or are otherwise informed of such event) provide oral and written notice to Lender upon the happening of any of the following:

                      (i) any Borrower, any Controlled Owner, or any tenant or other occupant of any property of such Borrower or Controlled Owner receives written notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

                      (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the Controlled Properties in amounts that may have to be reported under Environmental Law, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;




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                      (iii) any Borrower or Controlled Owner is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

                      (iv) any part of the Controlled Properties is or may be subject to a Lien under any Environmental Law; or

                      (v) any Borrower or Controlled Owner undertakes any Remedial Work with respect to any Hazardous Materials.

                  (d) Without in any way limiting the scope of Section 9.04(c) and in addition to any obligations thereunder, each Borrower hereby indemnifies and agrees to hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of the Subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which a Controlled Property is located provide that a Lien upon such Controlled Property may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty days after notice that a Release has occurred is given by Lender to such Borrower, such Borrower shall deliver to Lender a report issued by a qualified third party engineer assessing the existence and extent of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the Controlled Property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of Borrowers hereunder.

                  (e) In the event that any Remedial Work is required to be performed by any Borrower or any Controlled Owner under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrower or Controlled Owner shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.




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                  SECTION 6.11. Pay Obligations to Lender and Perform Other
Covenants. Borrowers shall (a) make full and timely payment of their respective Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by Lender as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to Lender necessary for such maintenance.

                  SECTION 6.12. Termination of Property Managers. During the continuance of an Event of Default, Lender may instruct Borrowers to remove the property manager with respect to any or all of the Controlled Properties and to designate a replacement property manager acceptable to Lender and Borrowers shall so remove the property manager(s) and so designate replacement(s).

                  SECTION 6.13. Co-operatives and Condominiums. At Lender's request, Borrowers shall designate, or shall cause the designation of, Lender or Lender's designee as a holder of Unsold Shares or holder of Unsold Units. Promptly after the appointment of any officer or member of the boards of directors or boards of managers of any of the Co-operatives or Condominiums which had been appointed by River Bank, any Owner Borrower or any Controlled Owner, River Bank shall deliver to Lender an original undated executed resignation from such director, manager or officer. In addition, at Lender's request after the occurrence and during the continuance of an Event of Default, River Bank shall direct the resignation of any director, manager or officer appointed by River Bank, any Owner Borrower or any Controlled Owner. If River Bank receives any undated executed resignations of officers or members of the boards of directors or boards of managers with respect to any of the Co-operatives or


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Condominiums, River Bank shall deliver same to Lender promptly upon receipt thereof.

                  SECTION 6.14. Further Assurances. Borrowers shall execute any and all further documents and take all further actions which may be required under applicable law, or which Lender may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.


VII.  NEGATIVE COVENANTS

                  Each of the Borrowers covenants and agrees with Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid:

                  SECTION 7.01.  Liens.  Borrowers shall not, and
         shall not cause or permit any of the Controlled Owners to, incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except for the following:

                  (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

                  (b) Liens imposed by law, such as carriers', ware housemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 15 days or which are being contested in good faith by appropriate proceedings as to which any Borrower or any of the Controlled Owners, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves;




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                  (c) Liens securing the payment of taxes, assessments and
governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided, however, that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

                  (d) zoning restrictions, easements, licenses, reser vations, provisions, covenants, conditions, waivers, restrictions on the use of property which are excepted in Lender's title insurance policies or do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; or

                  (e)  Liens created in favor of Lender.

Borrowers shall also not permit any stop notice or claim to be asserted against Lender by any person or entity furnishing labor, services, equipment or materials to the Collateral Properties. In the event that any such claim is asserted against Lender, without limiting any other rights or remedies Lender may have at law or in equity, Borrowers shall take such action as Lender may reasonably require to release Lender from any obligation or liability with respect to such stop notice or claim, including (i) if the claim is being contested in good faith by appropriate proceedings, obtaining a bond or other security in form, substance and amount satisfactory to Lender, or (ii) payment of such claim. If Borrowers fail to take such action, Lender may, in its sole discretion, file an interpleader action requiring all claimants to interplead and litigate their respective claims, and in any such action Lender shall be released and discharged from all obligations with respect to any funds deposited in court.


                  SECTION 7.02. Indebtedness. Borrowers shall not, and shall not cause or permit any of the Controlled Owners to, incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under Section 7.01, (ii) Indebtedness existing on the date hereof, but not the extension, renewal or refunding thereof, (iii) Indebtedness incurred hereunder,
(iv) Indebtedness to trade creditors incurred


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in the ordinary course of business, and (v) Guarantees of the Obligations, without the prior written consent of Lender in each instance. Lender will consider a proposal by a Borrower to refinance a Loan (and to release its Liens on the Collateral Property) to the extent that Borrower is in full compliance with the Loan Documents, such refinancing is for an amount exceeding the balance of such Loan and such refinancing will not, in Lender's judgement, adversely affect the aggregate loan to value or debt service coverage ratios for the Loans, and provided that the Capital Proceeds in respect of such refinancing shall be applied first to repay such Loan in full, and any balance shall be applied to prepay the other Loans. Lender shall reasonably consider any additional Indebtedness proposed to be incurred by Borrower or its subsidiaries; provided, that (a) the Capital Proceeds in respect thereof are utilized in a manner approved by Lender (including, if required by Lender, the application of a percentage of such proceeds, which percentage shall be determined by Lender at the time it approves the additional Indebtedness, to prepay the Loans in such manner as Lender may elect), (b) such additional Indebtedness is not secured by Liens on the Collateral Properties, (c) an adequate period of review is provided for Lender to review the loan documents for the additional Indebtedness, and (d) intercreditor agreements satisfactory in all respects to Lender are entered into by Lender and the holder of such additional Indebtedness.

                  SECTION 7.03. Sales of Assets. (a) Except as set forth in
Section 7.03(b) and 7.03(c), Borrowers shall not, and shall not cause or permit any of the Controlled Owners, RB Alden Corp., Rivercity Realty Corp. or Grantors to, sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or sell any of its inventory other than in the normal course of business, without the prior written consent of Lender in each instance. Lender shall reasonably consider any proposed sale of Secondary Collateral by a Grantor; provided, that the Capital Proceeds in respect thereof are utilized in a manner approved by Lender (including, if required by Lender, the application of a percentage of such proceeds, which percentage shall be determined by Lender at the time it approves the sale, to prepay the Loans in such manner as Lender may elect).




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                  (b) Annexed hereto as Schedule 7.03 are the initial approved schedules of minimum sales prices and closing expenses for the homesites at the Alta Murrieta Property, Unsold Units and Unsold Spaces (such schedules, together with any revisions thereto proposed by Borrowers and approved by Lender, are referred to herein as the "Release Price Schedules"). Borrowers may, without the prior consent of Lender, enter into agreements to sell individual homesites at the Alta Murrieta Property, individual Unsold Units and individual Unsold Spaces; provided, that (i) the sales price thereof is at least equal to the minimum sales price therefor as set forth on the applicable Release Price Schedule, and (ii) the purchaser under such agreement is an unrelated third party. Provided that Lender is paid 100% of the Capital Proceeds in respect of any such sale, Lender agrees to release the Lien of the Security Documents from the property sold at the time of closing thereof.

                  (c) Borrowers may, without the prior consent of Lender, enter into an agreement to sell a Collateral Property; provided, that (i) the sales price thereof is at least equal to the net sales price therefor as set forth in the then current Asset Management Plan approved in writing by Lender, (ii) the terms of the sale are no less favorable to the seller than the terms of sale, if any, set forth in the then current Asset Management Plan approved in writing by Lender, and (iii) the purchaser under such agreement is an unrelated third party. Provided that Lender is paid 100% of the Capital Proceeds in respect of any such sale, Lender agrees to release the Lien of the Security Documents from the Collateral Property sold at the time of closing thereof.

                  SECTION 7.04. Consolidations and Mergers. Borrowers shall not, and shall not cause or permit any of the Controlled Owners to, consolidate with or merge into any other person, or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person.

                  SECTION 7.05. Investments. Borrowers shall not, and shall not cause or permit any of the Controlled Owners to, own, purchase or acquire any stock, obligations, assets (not in the ordinary course of business) or securities of, or any interest


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in, or make any capital contribution or loan or advance to, any other person.

                  SECTION 7.06. Sales of Receivables. Except as expressly permitted by the Loan Documents, Borrowers shall not, and shall not cause or permit any of the Controlled Owners to, sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

                  SECTION 7.07. Use of Proceeds. Borrowers shall not permit the proceeds of the Loans to be used for any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in Section 4.01(n) hereof.

                  SECTION 7.08. ERISA. Borrowers shall not, and shall not cause or permit any of their ERISA Affiliates to:

                  (a) Engage in any transaction in connection with which any Borrowers or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

                  (b) Terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of any Borrower or any ERISA Affiliate to the PBGC.

                  (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, Borrowers or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.




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                  (d) Adopt an amendment to any Pension Plan requiring the
provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

                  SECTION 7.09. Accounting Changes. Borrowers shall not, and shall not cause or permit any of the Controlled Owners to, make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP.

                  SECTION 7.10. Prepayment of Indebtedness; Dividends. Borrowers shall not, without the prior written consent of Lender in each instance, directly or indirectly (a) prepay, redeem, purchase or retire any Indebtedness (other than Indebtedness incurred hereunder) other than in the ordinary course of such Borrower's business or (b) make any distributions, dividends or repurchases or redemptions of capital stock.

                  SECTION 7.11. Transactions with Affiliates. Borrowers shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of any Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

                  SECTION 7.12. Modification of Documents. Borrowers shall not, and shall not cause or permit any Loan Party to, modify, amend or alter (a) their certificates or articles of incorporation in any material respect, (b) the Pledged Loan Documents except as permitted by the Collateral Assignments of Loan, (c) all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of any Loan Party or (d) River Bank's Plan of Dissolution in any material respect.

                  SECTION 7.13. Property Management. Except as provided in
Section 6.12, Borrowers shall not, and shall not cause or permit any Loan Party to (a) surrender, terminate or cancel the property management agreement for any of the Collateral Properties, or (b) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any such property management agreement, without the prior written


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consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned.


VIII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events (herein called "Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any borrowing hereunder, shall prove to have been incorrect in any material respect when made and results in a material adverse effect on (i) the ability of Borrowers, in the aggregate, to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, or (ii) Lender's Lien on any material portion of the Collateral or the priority of such Lien;

                  (b) default shall be made in the payment of any principal of any Note when and as such principal shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, or any other Loan Document when and as the same shall become due and payable, and such default shall continue for 10 days after notice from Lender or for 20 days, whichever is later (provided that no Event of Default shall exist under this clause (c) to the extent that there are sufficient funds available to Lender pursuant to Section 4(b) of the Master Account Agreement to pay same when due);

                  (d) default (other than a default enumerated in any other paragraph of this Article VIII) shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of this Agreement, any of the Notes, any of the Security Documents or any other Loan Document and such default continues for twenty (20) days after notice from Lender; provided, that, if such default cannot with the exercise of


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reasonable diligence by cured within such twenty (20) day period, then such period shall be extended for so long as is reasonably necessary with the exercise of reasonable diligence to cure such default provided that Borrower commences such cure within such twenty day period and thereafter diligently prosecutes such cure to completion, and provided, further, that in no event shall such cure period exceed a total of ninety (90) days from the date notice of such default is first given by Lender to Borrower;

                  (e) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

                  (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party, or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 120 days;

                  (g) default shall be made with respect to Indebtedness of the Loan Parties in excess of $10,000,000 in the aggregate (excluding Indebtedness outstanding hereunder) if the effect of


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any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness;

                  (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of Lender, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of Lender, could have a Material Adverse Effect;

                  (i) an Event of Default (as defined in any of the Loan Documents) shall occur;

                  (j) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for


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contesting such withdrawal liability and is not in fact
contesting such withdrawal liability in a timely and appropriate manner;

                  (k) a judgment (not reimbursed by insurance policies of any Loan Party) or decree for the payment of money, a fine or penalty shall be rendered by a court or other tribunal against any Borrower or Controlled Owner which, when taken together with all other such judgments, decrees, fines and penalties, exceeds $100,000 ($250,000 for River Bank, Eastview and Royal York Associates, L.P.), or and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

                  (l) this Agreement, any Note, any of the Security Documents, any Guarantee or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, en forceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

                  (m) an event or series of events shall occur after which Alvin Dworman ceases to (i) own at least 39% of the common stock of River Bank or (ii) be actively involved in the oversight and general management of Borrowers' affairs and assets, and, in case of Mr. Dworman's death or disability, Borrowers shall have failed to appoint a substitute chief executive officer reasonable acceptable to lender within six months after the occurrence thereof; or

                  (n) any representation or warranty in Article IX-A shall prove to have been incorrect in any material respect when made, or default shall be made in the payment or performance of any obligation of River Bank set forth in
Article IX-A, or the FHLB Stock Redemption Price (as defined in Section 9A.02) is less


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than $8,900,000, or if the FHLB Stock Redemption Price is not paid in full
(i.e., $8,900,000) by FHLB on or before the FHLB Maturity Date, then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, Lender may, by written notice (or facsimile notice promptly confirmed in writing) to Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Commitment; and (ii) declare the Notes to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and other liabilities of Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Commitment shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any other liabilities of Borrowers accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers, anything contained herein or in the Notes to the contrary notwithstanding.

IX-A  FHLB LOAN

                  SECTION 9A.01. Conflicts. In the event of any conflict between the provisions of this Article IX-A and any other provision of this Credit Agreement, or between the provisions of this Article IX-A and any other Loan Document, the provisions of this Article IX-A shall control.

                  SECTION 9A.02. FHLB Representations. River Bank represents and warrants to Lender as follows:

                  (a) On the date hereof River Bank has submitted to FHLB a request to redeem the FHLB Stock.




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                  (b) On the date hereof River Bank has submitted to FHLB a
letter in form of Schedule 9A.02 hereof.

                  (c) The FHLB Stock Certificate is in the possession of FHLB.

                  (d) The redemption price for the FHLB Stock is $8,900,000 (the "FHLB Stock Redemption Price").

                  (e) River Bank reasonably expects that the FHLB Stock Redemption Price will (and River Bank knows of no reason why the FHLB Stock Redemption Price would not) be paid in full by FHLB within 60 days after the date hereof, and that such payment will be made by FHLB directly to Lender.

                  SECTION 9A.03. FHLB Covenants. River Bank hereby covenants and agrees as follows:

                  (a) River Bank shall not take possession of the FHLB Stock Certificate or request that FHLB deliver such certificate to any other person other than Lender.

                  (b) River Bank shall not assign, pledge, grant a security interest in or otherwise transfer or encumber in any manner the FHLB Stock or the proceeds thereof or any interest therein. River Bank shall not make any request or give any direction to FHLB that is contrary to the request set forth in the letter referred to in Section 9A.02(b) above.

                  (c) River Bank shall, within two (2) business days after Lender's request, give any further direction or request to FHLB regarding payment of the FHLB Stock Redemption Price as Lender may reasonably require.

                  SECTION 9A.04.  Mandatory Prepayment.

                  (a) Upon the payment by FHLB of any portion of the FHLB Stock Redemption Price, River Bank shall immediately make a payment to Lender in the full amount of such payment from FHLB (which payment shall be deemed to have been made by River Bank to to the extent FHLB made such payment directly to Lender). Such


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payment to Lender, whether made by River Bank or made directly from FHLB, shall be applied as follows:

                      (i) First, to pay any accrued and unpaid interest and other sums of any kind (other than principal) outstanding with respect to the FHLB Loan;

                      (ii) Second, subject to the proviso contained in Section 2.08(d), to payment of the outstanding principal balance of the FHLB Loan; and

                      (iii) Third, into the Master Account for application in the same manner as any other amounts deposited into the Master Account under
Section 4(a) of the Master Account Agreement.

                  (b) (i) The entire outstanding balance of the FHLB Note shall become due and payable on the FHLB Maturity Date or the date on which FHLB pays the FHLB Stock Redemption Price, whichever is earlier.

                      (ii) "FHLB Maturity Date" means August 31, 1996, provided that if (x) for reasons beyond River Bank's reasonable control the FHLB has not paid FHLB Stock Redemption Price by August 31, 1996, (y) River Bank has made diligent efforts to obtain such payment and has, upon Lender's request, delivered to Lender reasonable evidence of such efforts, and (z) no Event of Default exists as of such maturity date, then the FHLB Maturity Date shall be extended to September 30, 1996. River Bank may further extend the FHLB Maturity Date, provided River Bank satisfies the same conditions as are applicable with respect to the first extension under the preceding sentence, for successive one month periods, provided that in no event shall the FHLB Maturity Date be extended beyond December 31, 1996.


IX.  MISCELLANEOUS

                  SECTION 9.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier


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or other telecommunications equipment, with receipt confirmed)
addressed,

                  (a) if to all or any Loan Parties, c/o RB Management Company, 8th Floor, 645 Fifth Avenue, New York, New York 10022, Attention: Mr. Alvin Dworman, with a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, Attention: Thomas E. Kruger, Esq.;

                  (b) if to Lender, at Marine Midland Bank, One MMB Center, 26th Floor, Buffalo, New York 14203, Attention: Leif B. Karlsson, Senior Vice President, with a copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, Attention: Robert Finley, Esq.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower or Loan Party herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, any Guarantee or any other Loan Document, shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans and the execution and delivery to Lender of the Notes and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitment has not been terminated.

                  SECTION 9.03. Successors and Assigns; Participations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements


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by or on behalf of any Loan Party or any ERISA Affiliate, or Lender, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. No Borrower may assign or transfer any of its rights or obligations hereunder without the written consent of Lender. Lender may not assign or transfer any of its rights or obligations hereunder or under the Loans to an unaffiliated third party without the written consent of Borrowers; provided, however, that Lender may, without the consent of Borrowers, assign or transfer any of its rights or obligations hereunder to a successor by virtue of the merger or consolidation of Lender with or into an unaffiliated third party.

                  SECTION 9.04. Expenses; Indemnity. (a) Each Borrower agrees to pay all reasonable out-of-pocket expenses incurred by Lender in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for Lender and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for Lender. Each Borrower further indemnifies Lender from and agrees to hold Lender harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                  (b) Each Borrower indemnifies Lender and its directors, officers, employees and agents (collectively, the "Indemnitees") against, and agrees to hold the Indemnitees harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Indemnitees arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement, the


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Guarantees, any of the Security Documents or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Commitment) and consummation of the Transactions, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of Lender.

                  (c) Each Borrower indemnifies, and agrees to defend and hold harmless the Indemnitees from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of Borrowers or any Subsidiary) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

                  (d) The provisions of this Section 9.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of Lender. The indemnities contained herein shall survive the repayment of the Loans and the expiration or termination of this Agreement; provided that any claims based thereon shall be made on or prior to (x) the second anniversary of the repayment in full of the Loans or (y) the later to occur of (i) dissolution and final distribution of assets of River Bank and (ii) repayment of the Loans in full, whichever of (x) or (y) is earlier. All amounts due under this Section 9.04 shall be payable on written demand therefor.




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                  SECTION 9.05.  Applicable Law.  THIS AGREEMENT AND THE
NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED
AND TO BE PERFORMED IN NEW YORK.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of any Borrower against any and all of the obligations of Borrowers now or hereafter existing under this Agreement and the Notes, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to Lender.

                  SECTION 9.07. Payments on Business Days. Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

                  SECTION 9.08. Waivers; Amendments. (a) No failure or delay of Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder are cumulative and not exclusive of any rights or reme dies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the spe-


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cific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle it to any other or further notice or demand in similar or other circum stances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agree ment or agreements in writing entered into by Borrowers and Lender.

                  SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

                  SECTION 9.10. Entire Agreement; Waiver of Jury Trial, etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

                  (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS.

                  (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 9.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.




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                  (d) Each party hereto (i) certifies that no representative, agent or attorney of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

                  SECTION 9.11. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

                  (b) Each Borrower hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (c) Each Borrower hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in
Section 9.01 hereof.

                  (d) Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

                  SECTION 9.12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof


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which, when taken together, bear the signatures of each of the parties hereto shall be delivered to Lender.

                  SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.14. Exercise of Cure Rights. Wherever in any provision of any Loan Document Lender is granted the right to advance money for the account of any Loan Party and such provision makes reference to this Section 9.14, Lender shall, before expending such sum, give River Bank 10 days prior notice (unless an Event of Default is then continuing, in which case lender shall have no obligation to give such notice); provided, however, that if Lender in good faith believes that it may be materially prejudiced (e.g., without limitation, lapse of insurance, emergencies, impairment of any lien or the priority thereof, etc.) if it does not act prior to the expiration of such ten day period, then Lender need only give River Bank such prior notice, if any, as Lender in good faith determines to be feasible under the circumstances and notice thereof shall be delivered to Borrowers thereafter.


X.  CROSS-GUARANTEES

                  Each Borrower absolutely, irrevocably and unconditionally guarantees the due and punctual payment of the principal of and interest on each of the Notes (other than the Note or Notes that it is the maker of), when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations of the other Borrowers. Each Borrower further agrees that the Obligations, or any of them, may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

                  Each Borrower waives presentment to, demand of payment from and protest to Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of


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protest for nonpayment. The obligations of a Borrower hereunder shall not be affected by (a) the failure of Lender to assert any claim or demand or to enforce any right or remedy against any other Borrower under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by Lender for the Obligations or any of them; or (d) the failure of Lender to exercise any right or remedy against any other Borrower in respect of the Obligations. Each Borrower waives any rights or defenses it may have based upon the taking or failure to take of any of the actions described in the preceding sentence, or based upon the taking or failure to take by Lender of any other actions with respect to any other obligor, the obligations guaranteed, or any security therefor, including without limitation, any rights or defenses pursuant to Sections 2787 to 2855, inclusive, of the California Civil Code or similar laws of any other jurisdiction.

                  Each Borrower further agrees that its guarantee constitutes a guarantee of payment when due and not of collec tion, and waives any right to require that any resort be had by Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Lender in favor of any Borrower or any other person.

                  The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or


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omission which may or might in any manner or to any extent vary the risk of such
Borrower or otherwise operate as a discharge of such Borrower as a matter of law or equity.

                  Each Borrower further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by Lender upon the bankruptcy or reorganization of any other Borrower or otherwise.

                  Until the Obligations have been paid and satisfied in full, each Borrower hereby waives and releases all rights of subrogation, indemnification, contribution and/or reimbursement from or against any of the other Borrowers or their respective properties in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

                  Each Borrower hereby waives any rights and defenses it might have as guarantor by reason of protection afforded to any other Borrower with respect to the obligations guaranteed pursuant to the antideficiency or other laws of the State of California or any other state limiting or discharging the obligation guaranteed, including, without limitation, Sections 580a, 580b, 580d or 726 of the California Code of Civil


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Procedure. Each Borrower hereby waives all rights and defenses arising out of an election of remedies by Lender, even if that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's right of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Nothing herein, including without limitation citation of California statutes, shall be construed as indicating that California law is or should be applicable to this guaranty or any of the other provisions of, or transactions contemplated by, the Loan Documents, it being the parties' express intent and agreement, as set forth in Section 9.05 hereof, that New York law shall apply.

                  IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         RIVER BANK AMERICA

                                         By:/s/ John P. Sullivan
                                            John P. Sullivan
                                            President

                                         260 WEST SUNRISE CORP.

                                         By:/s/ Edward L. Shugrue, III
                                            Edward L. Shugrue, III
                                            Vice President

                                         KIRKHAM STOWE, INC.

                                         By:/s/ Edward L. Shugrue, III
                                            Edward L. Shugrue, III
                                            Vice President

                                         HESTER PROPERTY CORP.

                                         By:/s/ Edward L. Shugrue, III
                                            Edward L. Shugrue, III
                                            Vice President

                                         ACACIAS-MURRIETA, INC.

                                         By:/s/ Edward L. Shugrue, III
                                            Edward L. Shugrue, III
                                            Vice President



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                                         OLD CROW CANYON OFFICE, INC.

                                         By:/s/ Edward L. Shugrue, III
                                            Edward L. Shugrue, III
                                            Vice President

                                         RR IRVINGTON ASSOCIATES, L.P.

                                         By:      RR Irvington Development
                                                  Corp., general partner

                                                  By:/s/ Stuart Sugarman
                                                     Stuart Sugarman
                                                     Vice President

                                         MARINE MIDLAND BANK

                                         By:/s/ Lief B. Karlsson
                                            Lief B. Karlsson
                                            Senior Vice President

1273038.ny

                        MASTER CASH COLLATERAL AGREEMENT

                  THIS MASTER CASH COLLATERAL AGREEMENT (this "Agreement"), dated as of June 28, 1996, between MARINE MIDLAND BANK ("Lender"), a New York banking corporation having an office at One MMB Center, Buffalo, New York 14203, and RIVER BANK AMERICA, a New York banking corporation, 260 WEST SUNRISE CORP., a New York corporation, KIRKHAM STOWE, INC., a California corporation, HESTER PROPERTY CORP., a New York corporation, ACACIAS-MURRIETA, INC., a California corporation, OLD CROW CANYON OFFICE, INC., a California corporation, and RR IRVINGTON ASSOCIATES, L.P., a New York limited partnership, each having an office c/o RB Management Company, 645 Fifth Avenue, New York, New York 10022 (each individually, a "Borrower" and, collectively, "Borrowers").

                               W I T N E S S E T H

                  A. Borrowers are the owners of the property (the "Collateral Property") described on Exhibit A hereto, which Collateral Property consists of
(i) fee and leasehold interests in real properties and all improvements thereon and (ii) promissory notes or bonds, the loans evidenced thereby and the collateral therefor.

                  B. Borrowers and Lender have entered into a Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement") of even date herewith pursuant to which Lender agreed to make loans to Borrowers.

                  C. The loans to Borrowers under the Credit Agreement are evidenced by notes (as amended, modified or supplemented from time to time, the "Notes") of even date herewith, and are secured by, among other things, the Collateral Property.

                  D. Each Borrower has entered into one or more Cash Collateral Agreements (as amended, modified or supplemented from time to time, the "Cash Collateral Agreements" and, each individually, a "Cash Collateral Agreement") with Lender of even date herewith, pursuant to which Borrowers agreed to deposit certain proceeds in respect of the Collateral Property into


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Collateral Accounts (as defined in the Cash Collateral
Agreements).

                  E. Pursuant to the Credit Agreement, Borrower agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) in hand paid by Borrowers to Lender and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Definitions.

                  (a) As used herein, the following terms shall have the meanings set forth below:

                           "Alden Park Construction Expenses" shall mean
expenses in respect of the redevelopment of the Alden Park Property, which expenses are not funded by Lender as advances under Section 5.03 of the Credit Agreement, but are funded by River Bank to Eastview pursuant to, and in accordance with, the New Alden Park Building Loan Agreement.

                           "General Reserve Amount" shall mean the dollar
amount designated by Borrowers, in their sole discretion, from time to time as the General Reserve Amount by written notice thereof to Lender.

                           "Payment Amount" shall have the meaning assigned
to such term in the WTC Agreement.

                           "Payment Date" shall have the meaning assigned to
such term in the WTC Agreement.

                           "Permitted Expenses" shall mean (i) general and
administrative expenses of River Bank, RB Management Company and their respective subsidiaries, (ii) working capital needs of River Bank, RB Management Company and their respective subsidiaries, (iii) operating shortfalls for the Collateral Property (to the extent there are insufficient funds available in the applicable Operating Shortfall Reserve Subaccount under the


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applicable Cash Collateral Agreement), (iv) operating shortfalls for the
Secondary Collateral and (v) up to $2,000,000 of Alden Park Construction
Expenses.

                           "Secondary Collateral Net Cash Flow" shall mean,
as of any date of determination, the positive balance in the Secondary Collateral Operating Account.

                           "Secondary Collateral Operating Account" shall
mean an account in the name of, and controlled by, River Bank at Lender established for purposes of collecting and distributing income and expenses in respect of the Secondary Collateral.

                           "WTC Agreement" shall mean the World Trade Center
Branch Deposit Protection Agreement, of even date herewith, between River Bank and Lender.

                  (b) The following terms shall have the meanings assigned to them in the Cash Collateral Agreements: Available Cash, Collateral Account, Reserve Subaccount.

                  (c) Any capitalized term used herein but not otherwise defined herein shall have the same meaning as it has in the Credit Agreement.

                  2. Master Account.

                  (a) Borrowers have established a restricted, interest-bearing money market account in the name of River Bank at Lender (the "Master Account"). Subject to the provisions of this Agreement and the Credit Agreement, Lender shall have the sole right to make withdrawals from the Master Account and to exercise all rights with respect to the cash from time to time therein. The Master Account may contain one or more subaccounts (each, a "Master Reserve Subaccount") maintained by Lender on a ledger basis for purposes of holding the reserves to be funded under Section 4.

                  (b) On the first Business Day of each calendar month, Lender shall transfer to the Master Account 100% of the Available Cash in each of the Collateral Accounts pursuant to Section 4(a)(3) of the Cash Collateral Agreements (after funding of


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expenses and reserves under Sections 4(a)(1) and (2) of the Cash
Collateral Agreements).

                  (c) On the first Business Day of each calendar month, and at such other times as River Bank may elect, River Bank shall deposit, or shall cause to be deposited, into the Master Account all Secondary Collateral Net Cash Flow.

                  3. Pledge of Collateral. As collateral security for the prompt payment by Borrowers, as and when due and payable, of all of the Obligations, Borrowers hereby pledge, transfer and assign to Lender, and grant to Lender, as additional security for (y) the payment and performance of the Notes and the obligations of Borrowers under the other Loan Documents, and (z) the obligations of River Bank under Section 3 of the WTC Agreement, a continuing perfected security interest in and to, and a general first lien upon, the following (collectively, the "Collateral"): (a) the Master Account and all of Borrowers' right, title and interest in and to all cash, property or rights transferred to or deposited in the Master Account from time to time by Borrowers or on behalf of Borrowers in accordance with the provisions of this Agreement, (b) all earnings, investments and securities held in the Master Account in accordance with this Agreement and the Credit Agreement and (c) any and all proceeds of the foregoing.

                  4. Application of Cash in Master Account.

                  (a) On the first Business Day of each calendar month, the sums in the Master Account, including the interest thereon but excluding sums held in any Master Reserve Subaccounts, shall be paid and applied by Lender as follows and in the following order of priority:

(1) FIRST, to pay accrued and unpaid interest due in respect of the Notes;

(2) SECOND, the balance, if any, to the WTC Reserve Subaccount until there is on deposit therein (exclusive of funds constituting interest accrued on the WTC Reserve Subaccount) an amount equal to $500,000 multiplied by the number of complete calendar months that have elapsed since the date hereof, up to a maximum of $5,000,000.




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(3)      THIRD, the balance, if any, to the General Reserve
         Subaccount until an amount equal to the General Reserve
         Amount is on deposit therein; and

(4) FOURTH, the balance, if any ("Cash Available for Principal Reduction"), shall be paid to Lender for application to the Obligations as provided in the Credit Agreement, subject to the proviso set forth in Section 2.08(d) of the Credit Agreement.

Except as provided in Section 4(b) below, Lender shall have no liability to Borrower for Lender's failure to make any payments from the Master Account. Notwithstanding anything to the contrary in this Section 4, upon the occurrence and during the continuance of an Event of Default, Lender may apply all or part of the monies in the Master Account to the payment of all or any part of the Obligations, in such manner as Lender may elect in its sole discretion.

                  (b) To the extent there are insufficient sums in the Master Account, including the interest thereon but excluding sums held in any Master Reserve Subaccounts, to make the payments of interest required under Section 4(a)(1), then Lender shall apply any sums on deposit in the General Reserve Subaccount to make the required interest payments. To the extent there are still insufficient sums to make the payments of interest required under Section 4(a)(1), then Lender shall apply any sums on deposit in any of the Reserve Subaccounts (other than any Tax Reserve Subaccounts) under the Cash Collateral Agreements to make the required interest payments.

                  (c) Lender shall release funds from the General Reserve Subaccount for payment of Permitted Expenses to operating accounts of River Bank or its designee on the first Business Day of each calendar month, provided (1) no Event of Default shall have occurred and be continuing, (2) River Bank shall have delivered to Lender a Request for Disbursement in the form of Exhibit B annexed hereto on or before the twentieth day of the preceding calendar month, which Request for Disbursement sets forth in detail reasonably satisfactory to Lender the unpaid Permitted Expenses for the next following calendar month and/or for a previous calendar month which are proposed to be paid from


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the requested disbursement, (3) such costs and expenses are in conformance with the then current operating budget for River Bank and its subsidiaries prepared by River Bank or RB Management Company LLC and approved by Lender (or are otherwise reasonably approved by Lender), (4) Lender has received evidence satisfactory to Lender of the application of the funds released during the previous month to the costs and expenses for which such funds were released, and
(5) in the case of any Alden Park Construction Expenses, each of the conditions set forth in Section 5.03 of the Credit Agreement shall have been satisfied (notwithstanding that the disbursement does not constitute an advance thereunder). Disbursements for operating shortfalls in respect of the Secondary Collateral shall be transferred to the Secondary Collateral Operating Account.

                  (d) Lender shall pay and apply the funds from the WTC Reserve Subaccount to payment of the Payment Amount on the Payment Date. Upon payment of the Payment Amount, or the determination by Lender under Section 3(b)(i) of the WTC Agreement that River Bank has no further obligation to keep any funds in the WTC Reserve Subaccount, any funds remaining in the WTC Reserve Subaccount shall be treated in the same manner as any other amounts deposited in the Master Account under Section 4(a). Upon such payment and/or application, Borrower's obligations to fund the WTC Reserve Subaccount pursuant to Section 4(a)(2) shall cease.

                  5. Reallocation of Reserve Subaccounts. Except with respect to the Tax Reserve Subaccounts, Lender shall not withhold its consent to a proposed change by Borrowers to the required level of any Reserve Subaccount or to any reallocation among the Reserve Subaccounts of balances therein.

                  6. Secondary Collateral Operating Account. Borrowers shall deposit, or cause to be deposited, into the Secondary Collateral Operating Account any and all rents, issues, profits, dividends, and income of every kind (whether in the form of cash or any kind of cash equivalent described in Section 363(a) of the Bankruptcy Code) actually received by the Loan Parties which arise from or are generated by the Secondary Collateral and any and all rentals, operations or sales thereof. Borrowers shall pay, or cause to be paid, any and all costs and expenses of every


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kind which arise from or are generated by the Secondary Collateral and any and all rentals, operations or sales thereof. Borrowers shall not commingle funds on deposit in the Secondary Collateral Operating Account with any other funds of Borrowers. Pursuant to Section 6.05(d) of the Credit Agreement, Borrowers shall prepare and deliver to Lender a statement of "sources" and "uses" of cash from the Secondary Collateral Operating Account.

                  7. Further Assurances. Borrowers agree that at any time and from time to time, at Borrowers' expense, they will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that Lender may reasonably request in order to perfect and protect the security interest created hereby or to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral. If Borrowers fail to perform any agreement or obligation contained herein, Lender itself may perform or cause performance of such agreement or obligation, and the reasonable out-of-pocket expenses of Lender incurred in connection therewith shall be payable to Lender by Borrowers pursuant to Section 8 hereof.

                  8. Reasonable Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, Lender shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon releasing it or tendering release of it to Borrowers. For purposes of this Section 8, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to any matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters. Nothing contained herein shall be deemed to create any fiduciary obligation on the part of Lender to Borrowers hereunder.




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                  9. Remedies Upon Event of Default. Borrowers acknowledge that:

                  (a) Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or in any other Loan Document (including, without limitation, Section 9.06 of the Credit Agreement) or otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York (whether or not the Uniform Commercial Code applies to all or any portion of the Collateral), and Lender may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcel at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrowers agree that, to the extent notice of sale shall be required by law, at least twenty days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time (by announcement, in the case of any public sale, at the time and place fixed therefor), and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Lender hereunder) by Lender against all or any part of the Obligations in such order as Lender may elect or held for future application against such Obligations. Each Borrower for itself and its successors and assigns, hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, (i) the benefit of any and all valuation and appraisement laws, (ii) any right or redemption whether statutory or otherwise, in respect of the Collateral Property, (iii) any applicable homestead or dower laws, and (iv) all exemption laws


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whatsoever and all moratoriums, extensions or stay laws or rules, or orders of court in the nature of any one or more of them.


                  10. No Liability; Expenses.

                  (a) Borrowers hereby agree that Lender and its officers, directors, employees, agents and representatives shall not have any liability whatsoever for any damages (whether consequential, compensatory, punitive, special or any other type of damage) to Borrowers or any third party for any error, act, delay or omission by Lender or such officers, directors, employees, agents and representatives, except as result of their gross negligence or wilful misconduct. Under no circumstances whatsoever shall Lender be or be deemed to be a fiduciary of a Borrower and Lender shall have no duty to account to any party whatsoever for sums received by or disbursed from the Master Account or otherwise (except for delivery of bank statements in the ordinary course of business). Lender shall in no event be liable to any party whatsoever for any failure to pay expenses or for insufficiency of funds with which to pay same.

                  (b) Lender may deduct from the Collateral and pay to itself all actual, out-of-pocket expenses incurred by Lender in connection with this Agreement.

                  (c) Nothing in this Agreement is intended in any way to limit any indemnifications set forth in the Loan Documents.

                  (d) The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

                  11. Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with Section 9.01 of the Credit Agreement.

                  12. Continuing Security Interest; Termination.

                  (a) This Agreement shall create a continuing security interest in and lien on the Collateral and shall (i) remain in full force and effect until all of the Obligations shall have been paid in full or the Collateral Property shall have ben


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released from the Lien of the Security Documents, (ii) be binding on Borrower and its successors and assigns and (iii) inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns in respect of the Loan Documents.

                  (b) None of the rights or obligations of Borrowers hereunder may be assigned or otherwise transferred without the prior written consent of Lender, which consent may be granted or withheld by Lender in its sole and absolute discretion.

                  13. No Waiver or Modification.

                  (a) No failure or delay of Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder are cumulative and not exclusive of any rights or remedies which it may otherwise have. No waiver of any provision of this Agreement nor consent to any departure by Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the spe cific instance and for the purpose for which given. No notice to or demand on Borrowers in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agree ment or agreements in writing entered into by Borrower and Lender.

                  14. Miscellaneous.

                  (a) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.



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                  (b) This Agreement shall be construed in accordance with and governed by the laws of the state of New York applicable to agreements executed and to be performed in New York.

                  (c) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       MARINE MIDLAND BANK


                                       By:/s/ Lief B. Karlsson
                                          Leif B. Karlsson
                                          Senior Vice President

                                       RIVER BANK AMERICA


                                       By:/s/ John P. Sullivan
                                          John P. Sullivan
                                          President

                                       260 WEST SUNRISE CORP.


                                       By:/s/ Edward L. Shugrue, III
                                          Edward L. Shugrue, III
                                          Vice President

                                       KIRKHAM STOWE, INC.


                                       By:/s/ Edward L. Shugrue, III
                                          Edward L. Shugrue, III
                                          Vice President




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                                       HESTER PROPERTY CORP.


                                       By:/s/ Edward L. Shugrue, III
                                          Edward L. Shugrue, III
                                          Vice President

                                       ACACIAS-MURRIETA, INC.

                                       By:/s/ Edward L. Shugrue, III
                                          Edward L. Shugrue, III
                                          Vice President

                                       OLD CROW CANYON OFFICE, INC.


                                       By:/s/ Edward L. Shugrue, III
                                          Edward L. Shugrue, III
                                          Vice President

                                       RR IRVINGTON ASSOCIATES, L.P.

                                       By:      RR Irvington Development
                                                Corp., general partner


                                                By:/s/ Stuart M. Sugarman
                                                   Stuart M. Sugarman
                                                   Vice President



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                               MARINE MIDLAND BANK
                                 One MMB Center
                             Buffalo, New York 14203




                                  July 15, 1996



River Bank America
c/o RB Management Company
645 Fifth Ave. - 8th Floor
New York, NY  10022

Gentlemen:

                  We refer to the Credit Agreement dated as of June 28, 1996 among River Bank America ("RBA"), Marine Midland Bank ("Marine") and certain affiliates of RBA (the "Credit Agreement") pursuant to which Marine agreed to lend the Borrowers (as defined in the Credit Agreement) up to $99,060,000.

                  This will confirm that the closing of the facility contemplated by the Credit Agreement (the "Facility") occurred on June 28, 1996 and that, as an accommodation to Borrowers, on such date Marine funded the portion of the Facility that was required to be funded at the closing, notwithstanding that, due to time constraints, the documentation for the Facility was not then fully complete and that certain last minute changes agreed to by the parties prior to funding (including, without limitation, the increase in the size of the Facility from $91,860,000 to $99,060,000 and the agreement of the parties set forth in Article IX-A of the Credit Agreement) were, because of time constraints, incorporated into the closing documents by counsel for the parties only following such funding.

                  This will evidence our agreement that (i) the final documents, as agreed to by Marine's counsel, Kaye, Scholer, Fierman, Hays & Handler, LLP, and Borrowers' counsel, Battle Fowler LLP, after full disclosure to and consultation with their respective clients, and delivered on the date hereof, constitute the final


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and complete agreement of the parties with respect to the Facility and, as such, are fully binding on the parties and (ii) all such documents, whether executed and/or finalized before or after the funding, shall be deemed to have been executed and delivered immediately prior to the funding.

                                               Sincerely,

                                               MARINE MIDLAND BANK



                                               By:      /s/ Ronald F. Jones
                                                        Ronald F. Jones
                                                        Vice President


AGREED TO:

RIVER BANK AMERICA


By:      /s/ Jerome R. McDougal
         Jerome R. McDougal
         Chief Executive Officer


260 WEST SUNRISE CORP.


By:      /s/ Kathy Kowler
         Kathy Kowler
         Assistant Secretary


KIRKHAM STOWE, INC.


By:      /s/ Kathy Kowler
         Kathy Kowler
         Assistant Secretary





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HESTER PROPERTY CORP.


By:      /s/ Kathy Kowler
         Kathy Kowler
         Assistant Secretary


ACACIAS-MURRIETA, INC.


By:      /s/ Kathy Kowler
         Kathy Kowler
         Assistant Secretary


OLD CROW CANYON OFFICE, INC.


By:      /s/ Kathy Kowler
         Kathy Kowler
         Assistant Secretary



RR IRVINGTON ASSOCIATES, L.P.

By:      RR Irvington Development Corp.,
         general partner


         By:      /s/ Kathy Kowler
                  Kathy Kowler
                  Assistant Secretary



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